SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

FONAR CORPORATION

------------------------------------------------------

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive

Melville, New York 11747

(631) 694-2929

(Address, including zip code, and telephone number

of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 5, 2013, Fonar Corporation, a Delaware corporation (“Fonar”), filed a Form 8-K to report its acquisition, through its wholly-owned subsidiary Health Management Corporation of America (“HMCA”), a Delaware corporation, through a majority interest in a newly formed limited liability company, a business managing 12 stand-Up MRI centers and two other scanning centers. The newly formed limited liability company is now known as Health Diagnostics Management, LLC (“HDM”). In response to parts (a) and (b) of Item 9.01 of such Form 8-K, Fonar stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. Fonar hereby amends its Form 8-K filed on March 11, 2013 to provide the required financial information.

Item 9.01. Financial Statements and Exhibits.

(a) Consolidated Financial statements of business acquired, Health Diagnostics, LLC and Subsidiaries.

Consolidated Balance Sheets of Health Diagnostics, LLC and subsidiaries as of December 31, 2011 and 2010 and related Consolidated Statements of Income and Comprehensive Loss, Members Equity and Cash Flows for the years ended December 31 ,2011 and 2010, with the report of the Independent Registered Public Accounting Firm thereon.

Unaudited Consolidated Balance Sheet of Health Diagnostics, LLC and subsidiaries as of September 30, 2012 and 2011 and the related unaudited Consolidated Statement of Income and Comprehensive Loss, Members Equity and Cash Flows of the nine months then ended.

(b) Pro forma financial information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2012.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended September 30, 2012.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(a) Financial Statements of Business Acquired

On March 5, 2013, Fonar, through its subsidiary HMCA, acquired through a majority interest in a newly formed limited liability company, a business managing 12 Stand-Up MRI centers and two other scanning centers. The newly formed limited liability company will be known as Health Diagnostics Management, LLC (“HDM”) (a New York limited liability company). The following financial statements are those of Health Diagnostics, LLC and subsidiaries (“HD”). They are not the financial statements of Fonar Corporation’s wholly-owned subsidiary.

HEALTH DIAGNOSTICS, LLC

& SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

 HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONTENTS

Independent Auditors’ Report	2
Consolidated Financial Statements
Consolidated Balance Sheets	3-4
Consolidated Statements of Income and Comprehensive Loss	5-6
Consolidated Statement of Changes in Members’ Equity	7
Consolidated Statements of Cash Flows	8-9
Notes to Consolidated Financial Statements	10-39

MARCUM

ACCOUNTANTS & ADVISORS

INDEPENDENT AUDITORS’ REPORT

To the Managing Member of

Health Diagnostics, LLC

We have audited the accompanying consolidated balance sheets of Health Diagnostics, LLC and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of income and comprehensive loss, changes in members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Diagnostics, LLC and Subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Marcum LLP

/s/ Marcum LLP

New York, NY

September 13, 2012

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
Assets
Current Assets
Cash	$11,643,094	$1,190,760
Accounts receivable, net	13,837,564	12,331,135
Prepaid expenses and other current assets	1,446,042	1,290,275
Assets of discontinued operations	5,987,487	24,360,831
Total Current Assets	32,914,187	39,173,001
Property and Equipment, Net	6,761,225	8,589,771
Other Assets
Amortizable intangible assets, net	151,448	356,955
Goodwill	52,709,844	52,709,844
Other assets	393,641	356,086
Total Other Assets	53,254,933	53,422,885
Total Assets	$92,930,345	$101,185,657

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
Liabilities and Members' Equity
Current Liabilities
Obligations under capital leases, current portion	$368,924	$791,118
Obligations under long-term debt, current portion	145,431	947,907
Accounts payable, accrued expenses and other liabilities	6,001,708	8,705,978
Liabilities of discontinued operations	1,647,865	9,357,876
Total Current Liabilities	8,163,928	19,802,879
Long-Term Liabilities
Obligations under capital lease, less current portion	425,646	481,180
Obligations under long-term debt, less current portion	—	387,107
Total Long-Term Liabilities	425,646	868,287
Total Liabilities	8,589,574	20,671,166
Commitments and Contingencies
Members' Equity
Controlling interest	82,661,731	79,885,990
Non-controlling interests in subsidiaries	1,679,040	628,501
Total Members' Equity	84,340,771	80,514,491
Total Liabilities and Members' Equity	$92,930,345	$101,185,657

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Revenues, Net
Patient revenue	$18,387,674	$20,163,162
Management fee revenue	14,268,592	13,619,373
Total Revenues, Net	32,656,266	33,782,535
Operating Expenses
Clinic operating costs, exclusive of depreciation, amortization and corporate office costs:
Cost of medical services	4,618,357	4,348,645
Salaries and related costs	9,659,922	11,366,722
Facilities cost	5,136,630	5,786,196
Equipment lease expense and service	1,651,738	1,406,407
Travel, entertainment and marketing costs	726,498	822,734
Other clinic operating costs	2,974,902	1,716,566
Total clinic operating costs	24,768,047	25,447,270
Corporate office costs	3,651,975	8,324,343
Depreciation	3,590,285	3,125,245
Amortization of intangible assets	204,738	553,600
Total Operating Expenses	32,215,045	37,450,458
Income (Loss) from Operations	441,221	(3,667,923)
Other (Expense) Income
(Loss) gain on sale or disposition of assets	(1,009,136)	495,535
Other expense	(4,383)	(2,000)
Interest expense	(130,974)	(199,303)
Total Other (Expense) Income	$(1,144,493)	$294,232

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE LOSS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Loss from Continuing Operations	$(703,272)		$(3,373,691)
Income (Loss) from Discontinued Operations	4,344,642		(12,787,413)
Net Income (Loss)	3,641,370		(16,161,104)
Non-Controlling Interest in Subsidiaries in Net Loss of Subsidiaries	(865,629)		(528,129)
Controlling Interest - Net Income (Loss)	$2,775,741		$(16,689,233)
Net Income (Loss)	$3,641,370		$(16,161,104)
Other Comprehensive Loss - Unrealized Loss on Interest Rate Hedge	--		(18,489)
Total Comprehensive Income (Loss)	3,641,370		(16,179,593)
Non-Controlling Interest in Subsidiaries in Total Comprehensive Loss	(865,629)		(528,129)
Controlling Interest in Total Comprehensive Income (Loss)	$2,775,741	$ +	(16,707,722)

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Controlling Interest	Non-Controlling Interest In Subsidiaries	Accumulated Other Comprehensive Loss	Total
Members' Equity - January 1, 2009	$96,575,223	$544,512	$(293,511)	$96,826,224
Distributions	--	(444,140)	--	(444,140)
Other comprehensive loss - interest rate hedge	--	--	(18,489)	(18,489)
Settlement of interest rate hedge	--	--	312,000	312,000
Net loss for the year	(16,689,233)	528,129	--	(16,161,104)
Members' Equity - December 31, 2010	79,885,990	628,501	--	80,514,491
Contributions	--	1,569,845	--	1,569,845
Distributions	--	(736,622)	--	(736,622)
Dispositions	--	(648,313)	--	(648,313)
Net income for the year	2,775,741	865,629	--	3,641,370
Members' Equity - December 31, 2011	$82,661,731	$1,679,040	$--	$84,340,771

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Cash Flows from Continuing Operations
Cash Flows from Operating Activities
Net loss from continuing operations	$(703,272)	$(3,373,691)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	3,590,285	3,125,245
Amortization	204,738	553,600
Loss on sale of BMC	788,861	--
Loss on sale of Hollywood	220,275	--
Gain on sale of Tricat	-	(525,323)
Loss on disposal of Freehold	--	1,004,909
Gain on sale of MTI/DTG	--	(1,693,421)
Loss on disposal of Yonkers	--	74,434
Loss on sale of Dolphin	--	643,866
Changes in operating assets and liabilities:
Accounts receivable, net	(1,506,429)	(1,179,221)
Accounts payable, accrued expenses and other current liabilities	(2,806,314)	(1,141,764)
Prepaid expenses and other assets	820,258	4,597,452
Total Adjustments	1,311,674	5,459,777
Net Cash Provided by Operating Activities	608,402	2,086,086
Cash Flows from Investing Activities
Purchases of property and equipment	(397,209)	(976,414)
Cash received from BMC sale	13,930,000	--
Cash received from Hollywood sale	150,000	--
Cash received from Tricat sale	--	3,500,000
Cash received from MTI/DTG sale	--	28,000,000
Cash received from Freehold disposition	--	332,000
Net Cash Provided by Investing Activities	$13,682,791	$30,855,586

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Cash Flows from Financing Activities
Payments on long term debt and capital leases	$(2,502,034)	$(1,902,968)
Deferred financing costs	(20,949)	—
Distributions to non-controlling interests in subsidiaries	(191,180)	—
Net Cash Used in Financing Activities	(2,714,163)	(1,902,968)
Net Increase in Cash from Continuing Operations	11,577,030	31,038,704
Cash Flows of Discontinued Operations
Operating cash flows	4,487,288	1,363,318
Investing cash flows	(998,802)	(183,289)
Financing cash flows	(4,613,182)	(31,587,695)
Net Cash Used In Discontinued Operations	(1,124,696)	(30,407,666)
Net Increase in Cash	10,452,334	631,038
Cash - Beginning	1,190,760	559,722
Cash - Ending	$11,643,094	$1,190,760
Supplemental Disclosure of Cash Flow Information
Cash paid during the years for:
Interest - continuing operations	$130,972	$360,554
Income taxes - discontinuing operations	$—	$51,549
Non-cash investing and financing activities:
Non-cash contribution from non-controlling interest - continuing operations	$300,000	$—
Contribution of assets from non-controlling interests in subsidiaries	$699,863	$—
Receivable from non-controlling member	$569,982	$—
Capital lease obligation incurred for equipment	$416,060	$269,612
Insurance financing	$418,663	$367,556
Increase in derivative liability and accumulated other comprehensive loss	$—	$18,489

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 1 - Description of Business and Basis of Consolidation

Description of Business

Health Diagnostics, LLC (the “Company”) is a national provider of healthcare business management services. The Company provides outpatient diagnostic imaging equipment, facilities and business management solutions for radiologists. Outpatient imaging services, such as Magnetic Resonance Imaging (“MRI”), Ultrasound and X-Ray, are provided at the Company’s 14 locations. Many locations offer Stand-Up MRI services, allowing patients to be scanned in weight-bearing and virtually any other position without the claustrophobic nature of traditional MRI scanning.

Health Diagnostics was formed in 2007 as a Delaware Limited Liability Company, and grew through a combination of acquisitions and newly-formed entities. The Company’s facility count by year is summarized as follows:

Year	Acquisition	Divestiture	Newly Formed	Total
2007	22	--	--	22
2008	10	--	--	32
2009	1	--	2	35
2010	--	14	--	21
2011	--	7	--	14
Total	33	21	2	14

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries and joint ventures. All of the consolidated entities are structured as limited liability companies (“LLCs”). The Company consolidates the joint ventures due to majority ownership or control through the operating agreement. All significant intercompany balances and transactions have been eliminated in consolidation.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Use of Estimates (continued)

The most significant estimates relate to revenue recognition, valuation of accounts receivable and depreciation and amortization of assets and determination of asset impairments. In addition, healthcare industry reforms and reimbursement practices will continue to impact the Company's operations and the determination of contractual and other allowance estimates. Actual results could differ from these estimates.

Property and Equipment

Property and equipment purchased in the normal course of business are stated at cost. Property and equipment are depreciated for financial reporting purposes using the straight-line method over the shorter of their estimated useful lives, generally five to seven years, or the term of a capital lease, if applicable. Leasehold improvements are amortized over the shorter of the useful life or remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets will be removed from the accounts and the resulting gains or losses reflected in the results of operations as incurred. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Construction-in-progress will include direct costs, including interest, which will continue to be capitalized until the facility is opened. Depreciation of the capitalized costs related to the facility, including interest capitalized, will commence the month after the facility is opened and will be based upon the useful life of the asset, as outlined above.

Long-Lived Assets

The Company evaluates the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset (including property and equipment and amortizable intangible assets) within the scope of Accounting Standards Codification (“ASC”) 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”, may not be recoverable. The amount of impairment is calculated by comparing discounted future cash flows with the carrying value of the related asset. In performing this analysis, management determined that the carrying value of the related assets were not impaired and as such did not record an impairment loss in 2011 or 2010.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Goodwill and Other Intangible Assets

The Company follows the provision of ASC 350-10, “Goodwill and Other Intangible Assets,” which requires goodwill and other intangible assets that have indefinite useful lives to be tested at least annually for impairment, or whenever events or circumstances indicate that the carrying amount of the assets may not be recoverable. ASC 350-10 also requires an evaluation of existing acquired goodwill and other intangible assets for proper classification. The Company recorded an impairment charge of $3,992,142 in 2010 to reduce the carrying value of its goodwill related to operations classified as discontinuing. There was no impairment charge recorded in 2011 related to goodwill and other intangible assets.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The methods and assumptions used to estimate the fair value of the financial instruments are as follows:

Receivables and accounts payable and accrued expenses, other current assets and other liabilities: The carrying amounts approximate fair value because of the short maturity of those instruments.

Long-term debt, including obligations under capital leases: The fair value of long-term debt and obligations under capital leases approximate their carrying value because the effective interest rates reflect recent market conditions.

Revenue - Net and Accounts Receivable

The Company recognizes revenue from services provided to patients (‘Net Patient Revenue”), primarily from their business in Florida, California and New Jersey, and from services provided under management agreements (“Management Fee Revenue”), primarily from their business in New York.

a.	Net Patient Revenue and Related Accounts Receivable

The Company recognizes revenue as medical services are provided to patients. Revenue is reported at the estimated net realizable amount from insurance companies, third-party payors, hospitals, patients and others for services rendered. These services are typically billed to insurance companies, hospitals, patients, or the patient's legal counsel. Substantially all the revenue relates to patients residing in Florida.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue - Net and Accounts Receivable (continued)

a.	Net Patient Revenue and Related Accounts Receivable (continued)

The carrying amount of accounts receivable may be reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. The Company determines allowances for contractual adjustments and uncollectible accounts based on the specific agings and payor classifications at each clinic. Management periodically reviews all accounts receivable in order to determine the portion, if any, of the balance that will not be collected.

b.	Management Fee Revenue and Management Fees Receivable

As of December 31, 2011, the Company has management agreements with nine separate New York-based Medical Entities (“MEs”), all owned by one unrelated radiologist. The contractual fees for services rendered to the each of the nine New York-based MEs consist of fixed annual fees ranging from approximately $1,560,000 to $2,788,450. Each management agreement is cancellable by either party with 180 days written notice, and otherwise provides for an annual renegotiation of fees to be charged and services to be provided. Revenue is recognized under the management contracts on a monthly basis equal to the lower of the contractual fee or the net realizable amount based on the revenue recognition criteria enumerated in ASC 605. On a quarterly basis, management assesses the net realizable value of its management fees.

As part of that assessment, management reviews and analyzes the data furnished to the Company by each ME, including the MEs receivables from third party medical reimbursement organizations and the MEs operating expenses. The Company's receivables from the MEs consist of fees outstanding under management agreements with the MEs. Payment of the outstanding fees is dependent upon collection by the MEs of fees from third party medical reimbursement organizations, principally insurance companies and health management organizations. The management fees receivable are collateralized by the respective medical receivables of each ME.

Collection by the Company of its management fees receivable may be impaired by the uncollectibility of the MEs’ medical fees from third-party payors, particularly insurance carriers covering automobile no-fault and workers’ compensation claims, because of longer payment cycles and rigorous informational requirements. The Company considers the aging of its management fees receivable and net realizable value of MEs’ medical receivables in determining the amount of allowance for uncollectible accounts and unrecognized contractual billings. The Company takes all legally available steps to collect its receivables.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2011 and 2010 amounted to approximately $55,269 and $123,138, respectively.

Operating Leases

Leases that are operating leases with defined scheduled rent increases are accounted for in accordance with ASC Topic 840. The scheduled rent increases are recognized on a straight-line basis over the lease term.

Fair Value Measurements

The Company adopted ASC 820, “Fair Value Measurements and Disclosures”, effective January 1, 2008. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) in the principal or most advantageous market for the asset or liability. ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

The Company has classified financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company does not have any financial assets that are required to be recorded at fair value.

Concentration of Credit Risk and Equipment Supplier

Management fees receivable and net management revenues are substantially derived from nine separate MEs, which are all owned by one unrelated radiologist. For the years ended December 31, 2011 and 2010, approximately 49% and 50%, respectively, of the MEs’ billings were derived from no-fault and workers’ compensation claims, approximately 24% and 24%, respectively, of the ME’s billings were billed to commercial insurance carriers and 11% and 11%, respectively, of the ME’s billings were billed to Medicare.

For the years ended December 31, 2011 and 2010, approximately 49% and 49%, respectively, of the Company’s net patient revenue were billed to no-fault and personal injury insurers, 20% and 19%, respectively, of the Company’s net patient revenue were billed to commercial insurance carriers and approximately 9% and 10%, respectively, of the Company’s net patient revenue were billed to Medicare contractors.

The Company places its cash deposits and temporary cash investments with AAA-rated financial institutions. At times, its cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

As of December 31, 2011, the Company has 12 stand-up MRI machines manufactured by FONAR Corporation, a related party (NASDAQ: FONR) (“FONAR”). FONAR is the exclusive manufacturer and the only authorized vendor to service the stand-up MRI machines.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Non-Controlling Interest in Subsidiaries

The Company records adjustments to non-controlling interest for the allocable portion of income or loss that the non-controlling interest holders are entitled to based upon their percentage ownership of the subsidiaries. Distributions to non-controlling interest partners are recorded to the respective non-controlling interest account.

The following are entities in which the Company has less that 100% ownership percentage as of December 31, 2011:

Company’s Ownership Percentages
Health Diagnostics Orlando	78.84%
HD Ultrasound, LLC	50.00%
HD of Hicksville	50.00%

On March 22, 2011, a group of investors (“Buckeye”) contributed assets at fair value of $699,863 and $569,982 of cash which was received subsequent to December 31, 2011 in exchange for a 21.16% interest in Health Diagnostics Orlando. Buckeye is made up primarily of Company and FONAR management and unrelated third parties.

Employee Benefit Plans

The Company sponsors a defined-contribution 401(k) Plan (“Plan”) to provide retirement and incidental benefits for its employees. Employees may contribute a discretionary annual contribution to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Plan provides for discretionary contributions as determined by management. Such contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants. The Company did not make contributions to the plan during the years ended December 31, 2011 and 2010.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through September 13, 2012, the date these financial statements were available to be issued, require adjustment to or disclosure in the financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Promulgated Accounting Pronouncements

In July 2011, Accounting Standards Update (“ASU”) No. 2011-07, “Presentation and Disclosure of Patient Service Revenue, Provision of Bad Debts, and the Allowance for Doubtful Accounts for Certain Healthcare Entities” was issued by the Financial Accounting Standards Board Emerging Issues Task Force. This amendment to the accounting code instructs healthcare entities to provide greater transparency about health care entity’s net patient service revenue.

Healthcare entities will be required to assess the patient’s ability to pay at the time service is provided and to reduce the patient service revenue amount by this (as opposed to including within the provision for bad debts). This guidance is in effect for annual periods ending after December 15, 2012. The Company is currently evaluating the impact that the adoption of ASU No. 2011-07 will have on its consolidated financial statements.

In September 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment, to simplify how entities test goodwill for impairment. ASU 2011-08 allows entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If a greater-than-50-percent likelihood exists that the fair value is less than the carrying amount, then a two-step goodwill impairment test, as described in Topic 350, must be performed. The guidance provided by this update becomes effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

Note 3 - Sale of Assets/Divestitures

2010 Transactions

Tricat Sale

On July 31, 2010, the Company sold substantially all of the physical assets of the Tricat (New Jersey) facilities, excluding Freehold, for $3,500,000. The acquirer also assumed the remainder of the leases on the facilities, however did not acquire the related Accounts Receivable. The results of the sold facilities operations are classified within discontinued operations for the year ended December 31, 2010. An impairment loss of $2,136,054 was recorded in 2009 related to these assets. A gain of $525,323 was recorded on the transaction for the year ended December 31, 2010.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 3 - Sale of Assets/Divestitures (continued)

2010 Transactions/Divestitures (continued)

Freehold Divestiture

On July 31, 2010, the Company ceased operations at the Freehold facility in New Jersey. On August 30, 2010, the Company entered into an agreement to sell the Diagnostic Imaging equipment for $332,000. 10% was due upon receipt of the countersigned agreement and the balance due upon pickup of the equipment, which occurred in September 2010.

The results of the sold facility’s operations are classified within discontinued operations for the year ended December 31, 2010. A loss of $1,004,909 was recorded on the transaction for the year ended December 31, 2010.

MTI/DTG Sale

On September 24, 2010, the Company sold substantially all of the physical assets of the Midtown & DTG facilities, except for accounts receivables in exchange for $28,000,000 in cash, plus $3,000,000 placed into an escrow account for two years control by the acquirer. The acquirer assumed the remainder of the leases on the facilities. The results of the sold facilities’ operations are classified within discontinued operations for the year ended December 31, 2010. An impairment loss of $8,698,598 was recorded in 2009 related to these assets. A gain of $1,693,421 was recorded on the transaction for the year ended December 31, 2010.

Yonkers Divestiture

On September 21, 2010, the Company agreed to assign the lease for the Yonkers facility prior to its opening to a subsidiary of FONAR. The Company was required to pay the appropriate facility costs through March 2011 in order for the assignment to be valid. The assets of the facility were deemed to a deminimus value and a loss of $74,434 was recorded for the year ended December 31, 2010. The rent and other operations costs from 2010 and 2011 were included within discontinued operations.

Dolphin Sale

On October 1, 2010, the Company sold substantially all of the physical assets of the Santa Rosa facility for $1. The acquirer also assumed the remainder of the lease on the facility. The results of this facility’s operations are classified within discontinued operations for the year ended December 31, 2010. A loss of $643,866 was recorded on the transaction for the year ended December 31, 2010.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 3 - Sale of Assets/Divestitures (continued)

2011 Transactions

Hollywood Sale

On May 31, 2011, the Company sold substantially all of the physical assets of the Hollywood facility for $150,000 and a $50,000 contingent note payable two years after the close of the transaction, if certain pre-set volume thresholds were met. The acquirer also assumed the remainder of the lease on the facility. The Company kept the related Accounts Receivable. The results of this facility’s operations are classified within discontinued operations for 2010 through the date of the sale. A loss of $220,275 was recorded on the transaction for the year ended December 31, 2011.

BMC Sale

On December 15, 2011, the Company sold substantially all of the physical assets of the BMC facilities, excluding the medical receivables and the San Jose Medical Group and California Ultra Sound facilities in exchange for $13,930,000 in cash. The acquirer also assumed the remainder of the leases on the sold facilities. The results of the included facilities operations are classified within discontinued operations for 2010 through the date of sale. An impairment loss of $3,992,142 was recorded in 2010 related to these assets. A loss of $788,861 was recorded on the transaction for the year ended December 31, 2011.

Note 4 - Accounts Receivable, Net

The breakdown of accounts receivable, net, at December 31, 2011 and 2010, is as follows:

December 31, 2011	Receivables Due from Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$5,262,310	$9,075,254	$14,337,564
Allowance for uncollectible accounts	(500,000)	--	(500,000)
Accounts Receivable, Net	$4,762,310	$9,075,254	$13,837,564

December 31, 2010	Receivables Due from Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$4,907,427	$7,923,708	$12,831,135
Allowance for uncollectible accounts	(500,000)	--	(500,000)
Accounts Receivable, Net	$4,407,427	$7,923,708	$12,331,135

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 5 - Property and Equipment, Net

Property and equipment, net, consist of the following at December 31, 2011 and 2010:

	Useful Life	2011	2010
Fixtures	5 to 7 years	$409,087	$403,865
Diagnostic equipment	5 to 7 years	10,222,476	9,255,245
Leasehold improvements	5 to 10 years	3,558,101	3,006,300
Computer and billing system	3 to 5 years	3,900,273	3,662,788
		18,089,937	16,328,198
Less: accumulated depreciation		(11,328,712)	(7,738,427)
Property and Equipment, Net		$6,761,225	$8,589,771

Depreciation expense for property and equipment for the years ended December 31, 2011 and 2010 was $3,590,285 and $3,125,245, respectively. There was depreciation expense of $10,515 and $1,029,560 recorded for discontinued assets in 2011 and 2010, respectively.

Note 6 - Amortizable Intangible Assets, Net

The following is a summary of amortizable intangible assets at December 31, 2011 and 2010:

December 31, 2011	Cost	Accumulated Amortization	Net Carrying Value	Amortizable Life
Management, employment and non-compete agreements	$1,701,300	$1,549,852	$151,448	5 years

December 31, 2010	Cost	Accumulated Amortization	Net Carrying Value	Amortizable Life
Management, employment and non-compete agreements	$1,701,300	$1,344,345	$356,955	5 years

Amortization expense for the years ended December 31, 2011 and 2010 was $204,738 and $553,600,

respectively. The balance will be amortized during 2012.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 7 - Capital Leases

Obligations under capital leases in connection with the purchase of property and equipment are as follows:

Each of the obligations under capital leases assumed from the Integrity Group acquisition listed below is collateralized by the respective receivables from each diagnostic imaging facility.

Lessee	2011	2010
Equipment lease dated December 9, 2003 with Hitachi Capital America Corp. for the facility located in Manhattan, New York. Lease provides for 66 monthly payments: 1-3 months of $--, 4-66 of $30,047, including interest of 10.2% per annum. At termination of the lease, equipment purchase option is $1. Assumed from Integrity Group acquisition.	$—	$68,096

Equipment lease dated December 9, 2003 with Hitachi Capital America Corp. for the facility located in Queens, New York. Lease provides for 66 monthly payments: 1-3 months of $--, 4-66 of $30,047, including interest of 10.2% per annum. At termination of the lease, equipment purchase option is $1. Assumed from Integrity Group acquisition.	—	68,096

Equipment lease with IFC Credit Corporation for the facility located in Orlando, Florida. Lease provides for 60 monthly payments: 1-6 months of $99, 7-60 of $1,728, including interest of 11.65% per annum through January 15, 2012. At termination of the lease, equipment purchase option is $1.	3,406	24,013

Equipment lease with Key Equipment Finance, Inc., bearing interest at 7.58%, payable in monthly installments of $30,052, including interest through November 2011. At termination of lease, equipment purchase option is $1.	$—	$318,363

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 7 - Capital Leases (continued)

Lessee	2011	2010
Equipment lease dated October 8, 2008 with Philips Medical Capital for the facility located in Miami, Florida. Lease provides for 60 monthly payments: 1-3 months of $--, 4-60 of $21,893, including interest of 6.10% per annum. At termination of the lease, equipment purchase option is $1.	$454,612	$700,361

Equipment lease with Key Equipment Finance, Inc., bearing interest at 6.24% payable in monthly installments of $3,459, including interest, through January 21, 2012. At termination of the lease, equipment purchase option is $1.	—	43,372

Equipment lease with Western Financial Lease bearing interest at 8.25%, payable in monthly installments of $1,959, including interest through March 16, 2016. At termination of lease, the equipment purchase option is $1.	84,022	—

Equipment lease with Forum Financial Services bearing interest at 8.4%, payable in monthly installments of $5,558, including interest through April 1, 2014. At termination of lease, the equipment purchase option is $1.	129,493	—

Equipment lease with Susquehanna Commercial Finance, Inc. bearing interest at 14.4%, payable in monthly installments of $2,253, including interest through March 16, 2016. At termination of lease, the Company will own the equipment.	85,619	—

Equipment lease with Hewlett Packard Financial Services bearing interest at 10.00%, payable in monthly installments of $1,269, including interest, through October 12, 2014. At termination of the lease, equipment purchase option is $1.	37,418	49,997

Principal balance	794,570	1,272,298
Less: current maturities	(368,924)	(791,118)
Total Long-Term Maturities	$425,646	$481,180

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 7 - Capital Leases (continued)

Future minimum lease payments under the capital lease obligations, as of December 31, 2011 are as follows:

For the Year Ending December 31,	Amount
2012	$420,529
2013	329,501
2014	71,622
2015	50,542
2016	12,640
Total minimum lease payments	884,834
Less: amount representing interest, with interest rates varying from 6.1% to 14.4%	(90,264)
Present Value of Minimum Lease Payments	$794,570

At December 31, 2011 and 2010, the gross amount of property and equipment and related accumulated depreciation recorded under capital leases were as follows:

	2011	2010
MRI Equipment under capital leases	$1,588,061	$3,634,183
Less: accumulated depreciation	(859,306)	(1,875,545)
Total	$728,755	$1,758,638

For property and equipment under capital leases, depreciation expense for the years ended December 31, 2011 and 2010 was $310,971 and $674,661, respectively.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 8 - Long-Term Debt

At December 31, 2011 and 2010, long-term debt consisted of the following:

	2011	2010
Note payable to Key Equipment Finance, Inc. bearing interest at 8%, payable in 24 monthly installments of $66,031, including interest, starting July 2010.	$—	$1,116,529

Note payable to Microsoft Financing bearing no interest, payable in monthly installments of $2,965, through July 2011.	—	29,651

Note payable to First Insurance Funding bearing interest at 2.59%, payable in monthly installments of approximately $27,731, including interest, through March 2011.	—	82,834

Note payable to First Insurance Funding bearing interest at 2.07%, payable in monthly installments of approximately $14,750, including interest, through March 2011.	—	44,097

Note payable to First Insurance Funding bearing interest at 2.62%, payable in monthly installments of approximately $5,702, including interest, through March 2011.	—	61,903

Note payable to First Insurance Funding bearing interest at 2.59%, payable in monthly installments of approximately $48,687, including interest, through March 2012.	145,431	—

Principal balance	145,431	1,335,014
Less: current portion	(145,431)	(947,907)
Long-Term Portion	$—	$387,107

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 9 - Commitments and Contingencies

Operating Lease Commitments

The Company leases all office facilities and certain diagnostic and office equipment under operating leases that expire at various dates through February, 2019. Certain operating leases provide the Company with the option to renew for additional periods. Where operating leases contain escalation clauses, rent abatements and/or concessions, such as rent holidays and landlord or tenant incentives or allowances, they are applied in the determination of straight-line rent expense over the lease term. Leasehold improvements made at inception or during the lease term are amortized over the shorter of the asset life or the lease term.

Approximate future minimum lease payments under operating leases, excluding common area and real estate tax reimbursements, are as follows:

For the Year Ending December 31,	Facilities Leases	Equipment Leases
2012	$2,244,895	$68,568
2013	1,721,102	16,290
2014	1,316,650	12,270
2015	1,208,784	12,270
2016	1,219,251	—
Thereafter	2,273,438	—
Total Minimum Obligations	$9,984,120	$109,398

Rent expense for facilities amounted to approximately $2,105,960 and $2,213,061 for the years ended December 31, 2011 and 2010, respectively.

Equipment rental expense for the years ended December 31, 2011 and 2010 amounted to approximately $123,213 and $9,037, respectively.

Employment Agreements

The Company enters into employment agreements with certain key employees from time-to-time. These agreements last for 2-3 years, are terminable by either party for any reason and may provide for a guaranteed inflationary adjustment to base salary and/or for discretionary bonuses. These agreements contain a covenant not-to compete, which restricts employment after voluntary/involuntary termination from the Company. The length of the covenant not-to compete is stated in the contract; however may be adjusted based on which party terminates the agreement.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 9 - Commitments and Contingencies (continued)

Service Agreements

The Company is a party to various service agreements that provide for routine maintenance, upgrades and repairs on most of its diagnostic equipment. Some of these agreements cover periods of more than one year. Payment obligations under these agreements are as follows:

For the Year Ending December 31,	Amount
2012	$1,329,886
2013	22,260
2014	22,260
2015	22,260
Total Service Agreement Obligations	$1,396,666

MANAGEMENT AGREEMENT

In 2011 and 2010, the Company entered into management agreements with multiple subsidiaries of FONAR in which the Company provided sales services for two diagnostic imaging facilities. For the years ended December 31, 2011 and 2010, the Company earned $235,752 and $324,069, respectively.

Litigation

The Company is involved in various legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of such legal proceedings will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Zotec Litigation

The Company and Zotec Partners, LLC (“Zotec”) signed an agreement in 2007, pursuant to which the Company would license Zotec’s radiology information system and Zotec would provide consultation and implementation services. The Company paid Zotec a deposit of $375,000 upon signing the agreement. The Company filed suit against Zotec in the Hamilton County, Indiana, Superior Court. The suit alleges, among other things, Zotec’s materially false representations about the functionality of the software and of Zotec’s consulting capabilities, each of which the Company relied upon in signing the agreement. The Company is seeking a rescission of the agreement, a return of its deposit, along with accumulated interest, actual and punitive damages.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 9 - Commitments and Contingencies (continued)

Zotec Litigation (continued)

In 2008, the Company wrote off its $375,000 deposit. In 2012, the Company and Zotec reached a settlement, whereby the Company paid Zotec $42,000. This was accrued for in full as of December 31, 2011.

Tricat Litigation

On March 20, 2009, the former owners of Tricat filed a lawsuit against the Company in the Superior court of New Jersey, Middlesex County alleging, among other things, the Company did not fulfill certain post-closing covenants. This suit was settled out of court, with the former owners releasing the full escrow balance, plus an additional amount, totaling $900,000 in 2011. These funds were applied against a receivable amount that is reflected as an asset in discontinued operations as of December 31, 2010, as well as additional income of $438,845 recorded in 2011 within discontinued operations.

Midtown Litigation

On July 3, 2008, the Company acquired 100% of the equity of Midtown Imaging, LLC in exchange for cash payments to the sellers totaling $39,000,000, of which $3,000,000 was placed in an escrow account, an assumption of a subordinated promissory note held by Midtown Imaging, P.A. in the amount of $4,000,000, and assumption of certain other liabilities.

On January 14, 2010, the Company was sued by Midtown Imaging, P.A. for alleged breach of a Guaranty agreement in connection with the $4,000,000 promissory note held by Midtown Imaging, P.A. from Midtown Imaging, LLC. The Company settled the allegations in 2011 and reduced the promissory note’s value to $1,000,000 in exchange for releasing their claim to the escrow. In 2011, the Company recorded a $3,000,000 reduction in the notes carrying value as an increase to other income from discontinued operations and paid the $1,000,000 amount in full in 2011.

Carecore Litigation

The complaint alleged an illegal horizontal conspiracy among a group of radiologists to preclude their competitors, including the Company, from providing outpatient medical diagnostic imaging services to patients residing in various counties in New York City, Long Island and Westchester. In particular, this case concerned the actions of CareCore (“CCN”) and its principals.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 9 - Commitments and Contingencies (continued)

Carecore Litigation (continued)

CCN is owned and controlled by a group of competing diagnostic imaging providers located throughout New York. CCN has entered into exclusive agreements with the largest health care insurance plans in New York City, Long Island and Westchester -- including Oxford Healthcare, Aetna Healthcare, GHI, Healthfirst, Healthnet, HIP, and United Healthcare -- to manage radiology benefits for their subscribers.

Pursuant to its exclusive contracts with these commercial payers, CCN "certifies” or approves diagnostic imaging providers for admission into the payer physician networks which it controls. In this manner, CCN controls imaging providers' ability to obtain health insurance reimbursement from the health plans with which CCN contracts. Diagnostic imaging providers in New York City, Long Island and Westchester not receiving CCN certification are thus precluded from servicing patients who have their imaging services reimbursed by these dominant, commercial health insurance plans.

During 2010, the Company alleged by commencing litigation that CCN and its owner-providers allocated the market for diagnostic imaging services in New York City, Long Island and Westchester among themselves by boycotting competing imaging providers' access to the networks CCN controls. The Company alleged that CCN has further allocated the market for such services by "steering" patient referrals towards its owner-providers and away from non-CCN-owned providers that are "admitted" to the CCN-controlled networks. The Company alleges that CCN's conduct is illegal and has yielded anticompetitive effects in the market for imaging services, notably by reducing the output and quality of such services and by hampering innovation by imaging providers.

During 2010, the Company won a judgment which was appealed by CCN. On March 8, 2012, the Company settled the litigation with CCN. The financial terms of the settlement are subject to a confidentiality agreement. Under the terms of the settlement the amount paid by CareCore was received in full as of May 15, 2012. In accordance with ASC 855-10-15, the resolution of a gain contingency after the balance sheet date but before issuance of the financial statements should be considered a nonrecognized subsequent event and therefore the gain has been recorded in 2012, net of related legal fees and other expenses resulting from the settlement. This net gain will be included in other income in the 2012 consolidated statement of operations.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 9 - Commitments and Contingencies (continued)

Embarcadero Open MRI Litigation

The Company was found to be in violation relating to a breach of contract in connection with a facility acquired by BMC prior to BMC’s acquisition by the Company. The Company was found to owe $354,000, plus interest of 10% per year, as well as the possibility of legal fees. A follow-up hearing is scheduled for June, 2012 to determine the payment terms. The debt of $354,000 is included within the liabilities of discontinued operations and three and twelve months of interest have been recorded and included in the results of operations for discontinued operations for the years ended December 31, 2010 and 2011, respectively.

Significant Risks and Uncertainties

The Company receives reimbursements from Medicare, Medicaid, private insurance, no-fault and workers’ compensation carriers, self-pay and other third-party payors. The health care industry is experiencing the effects of the federal and state governments’ trend toward cost containment, as government and other third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with providers. The cost-containment measures, consolidated with the increasing influence of managed-care payors and competition for patients, have resulted in reduced rates of reimbursement for services provided by the Company from time to time. The Company’s future revenues and results of operations may be adversely impacted by future reductions in reimbursement rates.

While the Company has prepared certain estimates of the impact of the above discussed changes and proposed changes, it is not possible to fully quantify their impact on its business. There can be no assurance that the impact of these changes will not be greater than estimated or that any future health care legislation or reimbursement changes will not adversely affect the Company’s business.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 10 - Income Taxes

The Company and all of its subsidiaries are organized as LLCs and the Company is treated as a partnership for income tax purposes. As such, the Company will pay no federal or state income taxes, rather, its income or loss will be taxed directly to its members. Accordingly, no provision for federal or state income taxes is included in the accompanying consolidated financial statements.

The Managing Member has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company was to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.

In connection with the New York City Unincorporated Business Tax (“NYCUBT”), deferred tax assets and liabilities are provided based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Managing Member’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2011. The Company is subject to NYCUBT based on income apportioned to New York City. However, due to the net loss experienced in 2011 and 2010, the amount was deemed to be immaterial.

As of December 31, 2011 and 2010, the Company had New York City NOLs of approximately $4,418,000 and $2,735,000, respectively, available to offset future taxable income.

Note 11 - Related Party Transactions

Pursuant to its Amended and Restated Limited Liability Company Agreement (the "Operating Agreement"), the Company may be required to pay Blackfin Capital, LLC ("Blackfin") a monthly management fee for services provided on its behalf.  The Company's Managing Member is a member of Blackfin. Services may include, but are not limited to, executive management, merger and acquisition consultation, advising the Company on its capital structure and raising capital. Pursuant to the Operating Agreement, the management fee may be increased or decreased at the sole discretion of the Managing Member. For the years presented, a monthly fee of $50,000 was charged to the Company with a bonus of $369,000 paid in 2011.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations

In accordance with ASC topic 360 (formerly SFAS 144), the Company has elected to classify the assets, liabilities and results of operations for Tricat, MTI, DTG, Hollywood, Dolphin and BMC as assets and liabilities held for sale and as a discontinued operation in the accompanying consolidated financial statements.

Assets and Liabilities of Business held for Sale

The major categories of assets and liabilities held for sale or sold included in the consolidated balance sheet at December 31, 2011 and 2010 are as follows:

	2011	2010
Assets Held for Sale
Accounts receivable, net	$2,950,516	$5,722,745
Receivable from sale of MTI/DTG	3,000,000	3,000,000
Prepaid expenses and other current assets	18,246	874,827
Property, plant and equipment - net	4,964	2,733,017
Amortizable intangible assets - net, including goodwill of $-- and $1,541,176, respectively	—	11,936,176
Other assets	13,761	94,066
Total Assets Held for Sale	$5,987,487	$24,360,831
Liabilities Held for Sale
Obligations under capital leases	$—	$128,499
Obligations under debt	354,388	7,286,503
Accounts payable and accrued expenses	1,293,477	1,942,874
Total Liabilities Held for Sale	$1,647,865	$9,357,876

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations (continued)

Statement of Operations of Discontinued Operations

The following results of operations are presented as a loss from a discontinued operation in the consolidated statements of operations.

	2011	2010
Patient Revenue	$15,764,618	$40,297,990
Costs of medical services	4,462,679	16,546,823
Salaries and related costs	2,891,457	9,302,171
Facilities cost	1,677,190	5,869,646
Equipment lease expense and service	2,037,396	5,706,820
Travel, entertainment and marketing costs	290,886	518,616
Other clinic operating costs	2,410,902	5,223,948
	13,770,510	43,168,024
Corporate overhead	369,533	795,981
Depreciation	10,515	1,029,560
Amortization of intangible assets	—	1,620,000
Impairment charges	—	3,992,142
Total Operating Expenses	14,150,558	50,605,707
Income (Loss) from Operations	1,614,060	(10,307,717)
Interest income	(24)	(988)
Other income	(3,035,930)	(299,711)
Amortization of finance costs	—	580,927
Interest expense	305,372	2,169,888
Total Other Expense (Income)	(2,730,582)	2,450,116
Income Taxes	—	29,580
Income (Loss) from Discontinued Operations	$4,344,642	$(12,787,413)

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations (continued)

Accounts Receivable, Net

All of the accounts receivable classified as Assets Held for Sale are receivable from healthcare payors. The amounts presented are at net realizable value at December 31, 2011 and 2010.

The breakdown of accounts receivable, net, at December 31, 2011 and 2010, is as follows:

December 31, 2011	Receivables Due From Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$2,950,516	$—	$2,950,516

December 31, 2010	Receivables Due From Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$5,722,745	$—	$5,722,745

Property and Equipment, Net

Property and equipment, net, consist of the following at December 31, 2011 and 2010:

	Estimated Useful Life	2011	2010
Fixtures	5 to 7 years	$—	$175,321
Diagnostic equipment	5 to 7 years	—	4,419,522
Leasehold improvements	5 to 10 years	4,964	938,982
Computer and billing system	3 to 5 years	—	94,076
		4,964	5,627,901
Less: Accumulated depreciation		—	(2,894,884)
Property and Equipment, Net		$4,964	$2,733,017

Depreciation expense for property and equipment for the years ended December 31, 2011 and 2010 was $10,515 and $1,029,560, respectively, and is recorded as a component of income (loss) on discontinued operations. The Company recorded $-- and $1,029,560 in depreciation expense for assets that were disposed of in 2011 and 2010, respectively.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations (continued)

Intangible Assets - Net

On December 15, 2011, the Company sold substantially all of the physical assets of the BMC facilities. The Company performed its fair value test on the assets classified as held for sale, comparing the carrying value of the assets held for sales against the price of the assets as mentioned in the sales agreement. Based on this analysis, the Company recorded an impairment charge of $3,992,142 in 2010 to reduce the carrying value of its goodwill.

December 31, 2010	Cost	Accumulated Amortization	Net Carrying Value	Amortizable Life
Referral networks and payor contracts	$16,200,000	$5,805,000	$10,395,000	10 years
Goodwill	5,533,318	—	5,533,318	N/A
Impairment for impaired assets	(3,992,142)	—	(3,992,142)	N/A
Intangible Assets, Net	$17,741,176	$5,805,000	$11,936,176

Amortization expense for intangible assets classified as held for sale for the year ended December 31, 2010 was $1,620,000.

Capital Leases

Obligations under capital leases in connection with the purchase of property and equipment for those facilities classified as assets of discontinued operations are as follows:

Lessee	2011	2010
Equipment lease with CCA Financial for the facility located in San Rafael, California. Lease provides for 24 monthly payments of $10,344, including interest of 9.22%, through January 1, 2012. At termination of the lease, equipment purchase option is $1.	$—	$128,499
Principal balance	—	128,499
Less: current maturities	—	(118,155)
Total Long-Term Maturities	$—	$10,344

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations (continued)

Capital Leases (continued)

At December 31, 2010, the gross amount of property and equipment and related accumulated depreciation recorded under capital leases were as follows:

MRI equipment under capital lease	$229,425
Less: accumulated depreciation	(42,973)
Total	$186,452

For property and equipment under capital leases, depreciation expense for the year ended 2010 was $42,973.

Long-Term Debt

On July 3, 2008, the Company entered into a $30 million senior secured credit facility (the “Credit Facility”) which was paid off in full at the closing of the BMC Divestiture. The Credit Facility was structured as a $30 million revolving credit facility maturing on July 3, 2011 however several forbearance agreements allowed the debt to remain current through the date of the BMC divestiture. The Company drew down the entire $30 million on the Credit Facility to fund the MTI acquisition. The Company recorded approximately $1,050,000 in fees and expenses related to the Credit Facility, which were written off as part of the MTI/DTG divestiture.

The Credit Facility was available for loans denominated in U.S. dollars and for letters of credit. Borrowings under the Credit Facility bore interest, at the Company’s option, at either a base rate plus an applicable margin, ranging from 2.0% to 3.25% per annum, or the LIBOR rate plus an applicable margin, ranging from 3.00% to 4.25% per annum, based on the Company’s total leverage ratio as defined in the Credit Facility at the time of borrowing. The base rate was effectively the Prime Rate. There was also a commitment fee on the unused portion of the Credit Facility from 0.375% to 0.50% per annum, based on the Company’s total leverage ratio as defined in the Credit Facility. The Company entered in a swap agreement on March 18, 2009 that was paid off at the closing of the MTI/DTG divestiture that fixed the floating aspect of the interest rate associated with the Credit Facility described above at 1.59%.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations (continued)

Long-Term Debt (continued)

The Credit Facility contained various limitations, including limitations on changes in business, mergers, acquisitions, asset sales, liens, operating leases, investments and guaranty obligations, restricted payments, financial covenants, restrictive agreements, transactions with affiliates, plan terminations and minimum funding, amendment of acquisition documents and anti-terrorism laws. The Company was not in compliance with the terms of the agreement and avoided default through a forbearance agreement with the bank.

Indebtedness under Credit Facility was collateralized by all of the Company’s assets exclusive of assets which serve as collateral for the other indebtedness disclosed in Notes 7 and 8. The Company used $23,245,000 of its proceeds from the September 24, 2010 sale of MTI/DTG to pay down its credit facility in 2010.

At December 31, 2011 and 2010, long-term debt consisted of the following:

	2011	2010
Credit Facility with KeyBank National Association expiring July 3, 2011. Significant terms are discussed above.	$—	$2,928,187

Note Payable to Embarcadero Open MRI, Inc., non-interest bearing, payable in quarterly installments through September 30, 2010. Payments are calculated as 15% of certain prescribed actual collections over a predetermined threshold with a balloon at the end of a five-year term. The note is collateralized by substantially all of the assets of the Company’s California reporting unit.	354,388	354,388

Note Payable to Bank of America, bearing interest at 8.27%, payable in monthly installments of $408, through November 2011.	—	3,928

Unsecured, non-interest bearing subordinated note, payable to Robert D. Burke, M.D., a former owner of MTI.	—	4,000,000

Current Principal Balance	$354,388	$7,286,503

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 12 - Discontinued Operations (continued)

Operating Lease Commitments

Approximate future minimum lease payments under operating leases for the facilities whose assets are being held for sale, excluding common area and real estate tax reimbursements, are as follows:

For the Year Ending December 31,	Facilities Leases
2012	$164,278
2013	27,521
Total Minimum Obligations	$191,799

Rent expense for the above facilities amounted to approximately $1,153,769 and $3,160,836 for the years ending December 31, 2011 and 2010, respectively, and is a component of loss on discontinued operations.

Equipment rental expense for the years ended December 31, 2011 and 2010 amounted to approximately $1,219,710 and $2,315,380, respectively, and is a component of loss on discontinued operations.

Note 13 - HD Ultrasound

Upon completion of the BMC divestiture, the Company created HD Ultrasound, LLC (“HDU”) as the operator of the business that was not included in the sale consummated on December 15, 2011. In addition, the Company entered into an agreement with HDU to provide collections services for the accounts receivable balance for the business that was sold as part of the same transaction. As of December 31, 2011, HDU was owned equally by both the Company and the former Vice President of Operations for California (“VP-CA”). The VP-CA funded his contribution to HDU by foregoing his profits percentage within the Company.

The operations of HDU are consolidated with Health Diagnostics LLC for financial reporting. For the years ended December 31, 2010 and December 31, 2011, 100% of the results of HDU are included within continuing operations.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 14 - Members’ Equity

Pursuant to the operating agreement, the member capital accounts are to comply with Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. Net profit or loss for each taxable year (or portion thereof) shall be allocated (after any special allocations or required tax allocations) in such a manner so as to cause the capital account balance of such member at the beginning of such period, adjusted for all contributions and distributions during such period (and any special allocations or required tax allocations) to equal as nearly as possible the capital account balance that such member would receive upon the distribution of proceeds from a hypothetical sale of all Company assets at book value after the satisfaction of all Company liabilities according to the terms of such debt. No loss or deduction shall be allocated to any member to the extent that such allocation would cause or increase an adjusted capital account deficit of such member.

The Company’s restated operating agreement provides for, in the event of the sale or liquidation of the Company, any cash proceeds must first be applied against the unreturned capital contribution made by the contributing member plus a return based on the London Interbank Offered Rate, which in aggregate totaled $129 million and $127 million as of December 31, 2011 and 2010, respectively.

Since inception, the Company has granted profit interest units to certain executive management with the intent of management holding approximately 15% of the future profits of the Company in excess of the preference noted above. At December 31, 2011 and 2010, these units entitle the executives to share in approximately 3% and 7.75% of future profits, respectively. During 2011 and 2010, key employees left the Company as a result of the divestitures and their profit interest units were forfeited. The Company made a series of grants to executives effective January 1, 2012 whereby management now holds 15% of future profits. The value of these units at date of each grant was nominal.

Note 15 - Subsequent Events

Acquisitions

On March 22, 2012, the Company acquired the assets of a MRI/CT suite located in Plainview, New York for a cost of $760,375. Adjacent to the MRI/CT suite is a womens’ center containing modalities specific to womens’ diagnostic imaging - mammography, ultrasound, as well as a bone density scanner. The Company acquired the mammography and ultrasound machine at a cost of $160,000 and $38,726, respectively, and negotiated a new lease with the landlord for both suites. Management agreements have been put in place for both suites with the prior professional corporation effective May 15, 2012.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Note 15 - Subsequent Events (continued)

Acquisitions (continued)

On May 9, 2012, the Company acquired an MRI and CT in lower Manhattan for $1,050,000. The Company assumed the lease of the prior tenant and immediately placed a deposit of $150,000 with the landlord. A management agreement was signed with a newly established professional corporation and procedures are expected to begin during July, 2012.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

CONTENTS

Consolidated Financial Statements
Consolidated Balance Sheets	2-3
Consolidated Statements of Income	4-5
Consolidated Statement of Changes in Members’ Equity	6
Consolidated Statements of Cash Flows	7-8
Notes to Consolidated Financial Statements	9-36

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ENDED SEPTEMBER 30, 2012 AND 2011

	2012	2011
Assets
Current Assets
Cash	$30,781,223	$436,317
Accounts receivable, net	15,387,520	14,014,705
Prepaid expenses and other current assets	1,521,837	1,513,549
Assets of discontinued operations	3,753,217	21,588,789
Total Current Assets	51,443,797	37,553,360
Property and Equipment, Net	7,751,512	7,450,675
Other Assets
Amortizable intangible assets, net	—	202,825
Goodwill	35,900,000	52,709,844
Other assets	575,750	342,070
Total Other Assets	36,475,750	53,254,739
Total Assets	$95,671,059	$98,258,774

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

SEPTEMBER 30, 2012 AND 2011

	2012	2011
Liabilities and Members' Equity
Current Liabilities
Obligations under capital leases, current portion	$426,065	$504,624
Obligations under long-term debt, current portion	118,187	881,908
Accounts payable, accrued expenses and other liabilities	3,488,698	5,733,174
Liabilities of discontinued operations	374,396	3,451,008
Total Current Liabilities	4,407,346	10,570,714
Long-Term Liabilities
Obligations under capital lease, less current portion	172,176	520,382
Total Long-Term Liabilities	172,176	520,382
Total Liabilities	4,579,522	11,091,096
Commitments and Contingencies
Members' Equity
Controlling interest	89,565,170	85,113,256
Non-controlling interests in subsidiaries	1,526,367	2,054,422
Total Members' Equity	91,091,537	87,167,678
Total Liabilities and Members' Equity	$95,671,059	$98,258,774

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	For the Nine Months Ended
	2012	2011
Revenues, Net
Patient revenue	$12,057,161	$10,584,271
Management fee revenue	17,124,427	14,566,706
Total Revenues, Net	29,181,588	25,150,977
Operating Expenses
Clinic operating costs, exclusive of depreciation,
amortization and corporate office costs:
Cost of medical services	3,861,471	3,430,763
Salaries and related costs	7,594,026	7,019,617
Facilities cost	4,061,076	3,902,186
Equipment lease expense and service	1,393,535	1,202,483
Travel, entertainment and marketing costs	757,662	527,930
Other clinic operating costs	3,255,744	1,967,126
Total clinic operating costs	20,923,514	18,050,105
Corporate office costs	2,315,340	2,763,865
Depreciation and amortization	2,928,467	2,808,258
Goodwill impairment	16,809,844	—
Total Operating Expenses	42,977,165	23,622,228
(Loss) Income from Operations	(13,795,577)	1,528,749
Other Income (Expense)
Gain from legal settlement, net	21,952,581	—
Interest income	36,566	—
Other expense	(1,692)	(4,383)
Interest expense	(55,413)	(111,284)
Total Other Income (Expense)	$21,932,042	$(115,667)

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

SEPTEMBER 30, 2012 AND 2011

	2012	2011
Income from Continuing Operations	$8,136,465	$1,413,082
(Loss) Income from Discontinued Operations	(1,148,049)	4,422,076
Net Income	6,988,416	5,835,158
Non-Controlling Interest in Net Income of Subsidiaries	(84,977)	(607,892)
Controlling Interest - Net Income	$6,903,439	$5,227,266

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(UNAUDITED)

FOE THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Controlling Interest	Non-Controlling Interest In Subsidiaries	Total
Members' Equity - December 31, 2010	$79,885,990	$628,501	$80,514,491
Contributions	—	1,269,845	1,269,845
Distributions	—	(451,816)	(451,816)
Net income for the nine months	5,227,266	607,892	5,835,158
Members' Equity - September 30, 2011	$85,113,256	$2,054,422	$87,167,678
Members' Equity - December 31, 2011	82,661,731	1,679,040	84,340,771
Contributions	—	100,000	100,000
Distributions	—	(337,650)	(337,650)
Net income for the nine months	6,903,439	84,977	6,988,416
Members' Equity - September 30, 2012	$89,565,170	$1,526,367	$91,091,537

 HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

FOE THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	2012	2011
Cash Flows from Continuing Operations
Cash Flows from Operating Activities
Net income from continuing operations	$8,136,465	$1,413,082
Adjustments to reconcile net loss from continuing
operations to net cash provided by operating activities:
Depreciation and amortization	2,928,467	2,808,258
Loss on sale of Hollywood	—	220,275
Goodwill impairment	16,809,844	—
Changes in operating assets and liabilities:
Accounts receivable, net	(1,549,957)	(1,683,570)
Accounts payable, accrued expenses and
other current liabilities	(2,708,689)	(2,960,564)
Prepaid expenses and other assets	388,320	799,297
Total Adjustments	15,867,985	(816,304)
Net Cash Provided by Operating Activities	24,004,450	596,778
Cash Flows from Investing Activities
Purchases of property and equipment	(1,414,115)	(221,086)
Acquisition of Plainview	(985,317)	—
Acquisition of Park Place	(1,200,000)	—
Loan receivable	(100,000)	—
Cash received from Hollywood sale	—	150,000
Net Cash Used in Investing Activities	(3,699,432)	(71,086)
Cash Flows from Financing Activities
Payments on long term debt and capital leases	(734,367)	(1,972,742)
Contributions from minority partners	100,000	200,000
Deferred financing costs	—	(21,719)
Distributions to non-controlling interests in subsidiaries	(337,650)	(101,319)
Net Cash Used in Financing Activities	$(972,017)	$(1,895,780)

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(UNAUDITED)

FOE THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	2012	2011
Net Increase (Decrease) in Cash from Continuing Operations	$19,333,001	$(1,370,088)
Cash Flows from Discontinued Operations
Operating cash flows	159,516	7,192,310
Investing cash flows	—	(206,869)
Financing cash flows	(354,388)	(6,369,796)
Net Cash (Used in) Provided by Discontinued Operations	(194,872)	615,645
Net Increase (Decrease) in Cash	19,138,129	(754,443)
Cash - Beginning	11,643,094	1,190,760
Cash - Ending	$30,781,223	$436,317
Supplemental Disclosure of Cash Flow Information
Cash paid during the years for:
Interest - continuing operations	$78,658	$111,284
Non-cash investing and financing activities:
Insurance financing	$118,187	$306,956
Contribution of assets from non-controlling interests in subsidiaries	—	$499,863
Receivable from non-controlling member	—	$569,982

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 1 - Description of Business and Basis of Consolidation

Description of Business

Health Diagnostics, LLC (the “Company”) is a national provider of healthcare business management services. The Company provides outpatient diagnostic imaging equipment, facilities and business management solutions for radiologists. Outpatient imaging services, such as Magnetic Resonance Imaging (“MRI”), Ultrasound and X-Ray, are provided at the Company’s 16 locations. Many locations offer Stand-Up MRI services, allowing patients to be scanned in weight-bearing and virtually any other position without the claustrophobic nature of traditional MRI scanning.

Health Diagnostics was formed in 2007 as a Delaware Limited Liability Company, and grew through a combination of acquisitions and newly-formed entities. Most recently in 2012, the Company acquired two additional facilities at locations in Plain View, New York and in lower Manhattan. The Company’s facility count by year is summarized as follows:

Year	Acquisition	Divestiture	Newly Formed	Total
2007	22	—	—	22
2008	10	—	—	32
2009	1	—	2	35
2010	—	14	—	21
2011	—	7	—	14
2012	2	—	—	16
Total	35	21	2	16

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries and joint venture. All of the consolidated entities are structured as limited liability companies (“LLCs”). The Company consolidates the joint venture due to majority ownership or control through the operating agreement. All significant intercompany balances and transactions have been eliminated in consolidation.

 HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The most significant estimates relate to revenue recognition, valuation of accounts receivable and depreciation and amortization of assets and determination of asset impairments.

In addition, healthcare industry reforms and reimbursement practices will continue to impact the Company's operations and the determination of contractual and other allowance estimates. Actual results could differ from these estimates.

Property and Equipment

Property and equipment purchased in the normal course of business are stated at cost. Property and equipment are depreciated for financial reporting purposes using the straight-line method over the shorter of their estimated useful lives, generally five to seven years, or the term of a capital lease, if applicable. Leasehold improvements are amortized over the shorter of the useful life or remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets will be removed from the accounts and the resulting gains or losses reflected in the results of operations as incurred. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

Construction-in-progress will include direct costs, including interest, which will continue to be capitalized until the facility is opened. Depreciation of the capitalized costs related to the facility, including interest capitalized, will commence the month after the facility is opened and will be based upon the useful life of the asset, as outlined above.

Long-Lived Assets

The Company evaluates the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset (including property and equipment and amortizable intangible assets) within the scope of Accounting Standards Codification (“ASC”) 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”, may not be recoverable. The amount of impairment is calculated by comparing discounted future cash flows with the carrying value of the related asset.

 HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Long-Lived Assets (continued)

In performing this analysis, management determined that the carrying value of the related assets were not impaired and, as such, did not record an impairment loss for the nine months ended September 30, 2012 or 2011.

Goodwill and Other Intangible Assets

The Company follows the provision of ASC 350-10, “Goodwill and Other Intangible Assets,” which requires goodwill and other intangible assets that have indefinite useful lives to be tested at least annually for impairment, or whenever events or circumstances indicate that the carrying amount of the assets may not be recoverable. ASC 350-10 also requires an evaluation of existing acquired goodwill and other intangible assets for proper classification. For the nine months ended September 30, 2012, the Company recorded $16,809,844 of goodwill impairment charge in its consolidated statement of operations. There was no impairment charge recorded related to goodwill and other intangible assets for the nine months ended September 30, 2011.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The methods and assumptions used to estimate the fair value of the financial instruments is as follows:

Receivables and Accounts Payable and Accrued Expenses, Other Current Assets and Other Liabilities

The carrying amounts approximate fair value because of the short maturity of those instruments.

Long-term Debt, including Obligations under Capital Leases

The fair value of long-term debt and obligations under capital leases approximate their carrying value because the effective interest rates reflect recent market conditions.

Revenue - Net and Accounts Receivable

The Company recognizes revenue from services provided to patients (‘Net Patient Revenue”) primarily from their business in Florida and California, and from services provided under management agreements (“Management Fee Revenue”) primarily from their business in New York.

 HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue - Net and Accounts Receivable (continued)

a.	Net Patient Revenue and Related Accounts Receivable

The Company recognizes revenue as medical services are provided to patients. Revenue is reported at the estimated net realizable amount from insurance companies, third-party payors, hospitals, patients and others for services rendered. These services are typically billed to insurance companies, hospitals, patients, or the patient's legal counsel. Substantially, all the revenue relates to patients residing in Florida. The carrying amount of accounts receivable may be reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. The Company determines allowances for contractual adjustments and uncollectible accounts based on the specific agings and payor classifications at each clinic. Management periodically reviews all accounts receivable in order to determine the portion, if any, of the balance that will not be collected.

b.	Management Fee Revenue and Management Fees Receivable

As of September 30, 2012 and 2011, the Company has management agreements with eleven and nine, respectively, separate New York-based Medical Entities (“MEs”), all owned by one unrelated radiologist. The contractual fees for services rendered to each of the New York-based MEs consist of fixed fees ranging from $1,170,000 to $2,091,337 for each of the nine month periods ended September 30, 2012 and 2011. Each management agreement is cancellable by either party with 180 days written notice, and otherwise provides for an annual renegotiation of fees to be charged and services to be provided. Revenue is recognized under the management contracts on a monthly basis equal to the lower of the contractual fee, or the net realizable amount, based on the revenue recognition criteria enumerated in Accounting Standards Codification 605. On a quarterly basis, management assesses the net realizable value of its management fees.

As part of that assessment, management reviews and analyzes the data furnished to the Company by each ME, including the MEs’ receivables from third-party medical reimbursement organizations and the MEs’ operating expenses. The Company's receivables from the MEs consist of fees outstanding under management agreements with the MEs. Payment of the outstanding fees is dependent upon collection by the MEs of fees from third-party medical reimbursement organizations, principally insurance companies and health management organizations. The management fees receivable are collateralized by the respective medical receivables of each ME.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue - Net and Accounts Receivable (continued)

b.	Management Fee Revenue and Management Fees Receivable (continued)

Collection by the Company of its management fees receivable may be impaired by the uncollectibility of the MEs’ medical fees from third-party payors, particularly insurance carriers covering automobile no-fault and workers’ compensation claims, because of longer payment cycles and rigorous informational requirements. The Company considers the aging of its management fees receivable and net realizable value of MEs’ medical receivables in determining the amount of allowance for uncollectible accounts and unrecognized contractual billings. The Company takes all legally available steps to collect its receivables.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2012 and 2011 amounted to $215,154 and $47,042, respectively.

Operating Leases

Leases that are operating leases with defined scheduled rent increases, are accounted for in accordance with ASC Topic 840. The scheduled rent increases are recognized on a straight-line basis over the lease term.

Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) in the principal or most advantageous market for the asset or liability. ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable data.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company has classified financial assets and liabilities based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company does not have any financial assets that are required to be recorded at fair value as of September 30, 2012 and 2011.

Concentration of Credit Risk and Equipment Supplier

Management fees receivable and net management revenues are substantially derived from separate MEs (eleven in 2012 and nine in 2011), which are all owned by one unrelated radiologist. For the nine months ended September 30, 2012 and 2011, approximately 51% and 49%, respectively, of the MEs’ billings were derived from no-fault and workers’ compensation claims, approximately 24% and 24%, respectively, of the MEs’ billings were billed to commercial insurance carriers, and 10% and 11%, respectively, of the MEs’ billings were billed to Medicare.

For the nine months ended September 30, 2012 and 2011, approximately 44% and 44%, respectively, of the Company’s net patient revenue were billed to no-fault and personal injury insurers, 19% and 18%, respectively, of the Company’s net patient revenue were billed to commercial insurance carriers and approximately 9% and 8%, respectively, of the Company’s net patient revenue were billed to Medicare contractors.

The Company places its cash deposits and temporary cash investments with AAA-rated financial institutions. At times, its cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

As of September 30, 2012, the Company has 12 Stand-Up MRI machines manufactured by FONAR Corporation, a related party (NASDQ “FONR”) (“FONAR”). FONAR is the exclusive manufacturer and the only authorized vendor to service the Stand-Up MRI machines.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 – Summary of Significant Accounting Policies (continued)

Non-Controlling Interest

The Company records adjustments to non-controlling interest for the allocable portion of income or loss that the non-controlling interest holders are entitled to based upon their percentage ownership of the subsidiaries. Distributions to non-controlling interest partners are recorded to the respective non-controlling interest account.

The following are entities in which the Company has less than 100% ownership percentage as of September 30, 2012:

Company’s Ownership Percentages
Health Diagnostics Orlando	78.84%
HD Ultrasound	40.00%
HD of Hicksville	50.00%

On March 22, 2011, a group of investors (“Buckeye”) contributed assets at fair value of $699,863 and $569,982 of cash, which was received in January 2012, in exchange for a 21.16% interest in Health Diagnostics Orlando (“HD-Orlando”). Buckeye is made up primarily of Company and FONAR management and unrelated third parties.

Employee Benefit Plans

The Company sponsors a defined contribution 401(k) Plan (“Plan”) to provide retirement and incidental benefits for its employees. Employees may contribute a discretionary annual contribution to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Plan provides for discretionary contributions as determined by management. Such contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants. The Company did not make contributions to the Plan during the nine months ended September 30, 2012 and 2011.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through March 5, 2013, the date these financial statements were available to be issued, require adjustment to or disclosure in the financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Promulgated Accounting Pronouncements

In July 2011, Accounting Standards Update (“ASU”) No. 2011-07, “Presentation and Disclosure of Patient Service Revenue, Provision of Bad Debts, and the Allowance for Doubtful Accounts for Certain Healthcare Entities”, was issued by the Financial Accounting Standards Board Emerging Issues Task Force. This amendment to the accounting code instructs healthcare entities to provide greater transparency about healthcare entity’s net patient service revenue.

Healthcare entities will be required to assess the patient’s ability to pay at the time service is provided, and to reduce the patient service revenue amount by this (as opposed to including within the provision for bad debts). This guidance is in effect for annual periods ending after December 15, 2012. The Company is currently evaluating the impact that the adoption of ASU No. 2011-07 will have on its consolidated financial statements.

In July 2012, the FASB issued ASU 2012-02, “Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment." This ASU simplifies how entities test indefinite-lived intangible assets for impairment, which improve consistency in impairment testing requirements among long-lived asset categories. These amended standards permit an assessment of qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value. For assets in which this assessment concludes it is more likely than not that the fair value is more than its carrying value, these amended standards eliminate the requirement to perform quantitative impairment testing as outlined in the previously issued standards. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 when early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

Note 3 - Sale of Assets/Divestitures

2011 transactions

Hollywood Sale

On May 31, 2011, the Company sold substantially all of the physical assets of the Hollywood facility for $150,000 and a $50,000 contingent note payable two years after the close of the transaction if certain pre-set volume thresholds were met. The acquirer also assumed the remainder of the lease on the facility. The Company kept the related Accounts Receivable.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 3 - Sale of Assets/Divestitures (continued)

2011 transactions (continued)

Hollywood Sale (continued)

The results of this facility’s operations are classified within discontinued operations for 2011 through the date of the sale. A loss of $220,275 was recorded on the transaction for the nine months ended September 30, 2011.

BMC Sale

On December 15, 2011, the Company sold substantially all of the physical assets of the BMC facilities, excluding the medical receivables and the San Jose Medical Group and California Ultra Sound facilities in exchange for $13,930,000 in cash. The acquirer also assumed the remainder of the leases on the sold facilities. The results of the included facilities operations are classified within discontinued operations for 2010 through the date of sale. An impairment loss of $3,992,142 was recorded in 2010 related to these assets. A loss of $788,861 was recorded on the transaction for the year ended December 31, 2011.

Note 4 - Accounts Receivable, Net

The breakdown of accounts receivable, net, at September 30, 2012 and 2011, is as follows:

September 30, 2012	Receivables Due from Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$5,205,977	$10,681,543	$15,887,520
Allowance for uncollectible accounts	(500,000)	—	(500,000)
Accounts Receivable, Net	$4,705,977	$10,681,543	$15,387,520

September 30, 2011	Receivables Due from Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$5,207,897	$9,306,808	$14,514,705
Allowance for uncollectible accounts	(500,000)	—	(500,000)
Accounts Receivable, Net	$4,707,897	$9,306,808	$14,014,705

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 5 - Property and Equipment, Net

Property and equipment, net, consist of the following at September 30, 2012 and 2011:

	Useful Life	2012	2011
Fixtures	5 to 7 years	$444,454	$405,733
Diagnostic equipment	5 to 7 years	13,163,369	10,124,377
Leasehold improvements	5 to 10 years	3,897,840	3,558,101
Computer and billing system	3 to 5 years	4,351,580	3,736,562
		21,857,243	17,824,773
Less: accumulated depreciation and amortization		(14,105,731)	(10,374,098)
Property and Equipment, Net		$7,751,512	$7,450,675

Depreciation and amortization expense for property and equipment for the nine months ended September 30, 2012 and 2011 was $2,777,019 and $2,654,897, respectively.

Note 6 - Amortizable Intangible Assets, Net

The following is a summary of amortizable intangible assets at September 30, 2012 and 2011

September 30, 2012	Cost	Accumulated Amortization	Net Carrying Value	Amortizable Life
Management, employment and non-compete agreements	$1,701,300	$1,701,300	$—	5 years

September 30, 2011	Cost	Accumulated Amortization	Net Carrying Value	Amortizable Life
Management, employment and non-compete agreements	$1,701,300	$1,498,475	$202,825	5 years

Amortization expense for the nine months ended September 30, 2012 and 2011 was $151,448 and $153,361, respectively.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 7 - Capital Leases

Obligations under capital leases in connection with the purchase of property and equipment are as follows:

Each of the obligations under capital leases assumed from the Integrity Group acquisition listed below is collateralized by the respective receivables from each diagnostic imaging facility.

Lessee	2012	2011
Equipment lease with IFC Credit Corporation for the facility located in Orlando, Florida. Lease provides for 60 monthly payments: 1-6 months of $99, 7-60 of $1,728, including interest of 11.65% per annum through January 15, 2012. At termination of the lease, equipment purchase option is $1.	$—	$8,394
Equipment lease with Key Equipment Finance, Inc., bearing interest at 7.58%, payable in monthly installments of $30,052, including interest through November 2011. At termination of lease, equipment purchase option is $1.	—	59,536
Equipment lease dated October 8, 2008 with Philips Medical Capital for the facility located in Miami, Florida. Lease provides for 60 monthly payments: 1-3 months of $--, 4-60 of $21,893, including interest of 6.10% per annum. At termination of the lease, equipment purchase option is $1.	254,242	512,769
Equipment lease with Key Equipment Finance, Inc., bearing interest at 6.24%, payable in monthly installments of $3,459, including interest, through January 21, 2012. At termination of the lease, equipment purchase option is $1.	—	13,659
Equipment lease dated April 1, 2012 with Philips Medical Capital for the facility located in Orlando, Florida. Lease provides for 24 monthly payments of $6,424, including interest of 3.70% per annum. At termination of the lease, equipment purchase option is $1.	$112,321	$—

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 7 - Capital Leases (continued)

Lessee	2012	2011
Equipment lease with FONAR Corporation, bearing interest at 10.00%, payable in monthly installments of $4,182.53, including interest, through March 11, 2012. At termination of lease, the Company will own the equipment.	$—	$12,946
Equipment lease with FONAR Corporation, bearing interest at 10.00%, payable in monthly installments of $6,281.42, including interest, through December 10, 2011. At termination of lease, the Company will own the equipment.	—	18,535
Equipment lease with FONAR Corporation, bearing interest at 10.00%, payable in monthly installments of $6,358.97, including interest, through December 13, 2011. At termination of lease, the Company will own the equipment.	—	18,763
Equipment lease with FONAR Corporation, bearing interest at 10.00%, payable in monthly installments of $6,320.19, including interest, through December 18, 2011. At termination of lease, the Company will own the equipment.	—	18,649
Equipment lease with Western Financial Lease, bearing interest at 8.25%, payable in monthly installments of $1,959, including interest, through March 16, 2016. At termination of lease, the equipment purchase option is $1.	71,244	88,109
Equipment lease with Forum Financial Services, bearing interest at 8.4%, payable in monthly installments of $5,558, including interest through April 1, 2014. At termination of lease, the equipment purchase option is $1.	$86,407	$143,266

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 7 - Capital Leases (continued)

Lessee	2012	2011
Equipment lease with Susquehanna Commercial Finance, Inc, bearing interest at 14.4% payable in monthly installments of $2,253 including interest through March 16, 2016. At termination of lease, the Company will own the equipment.	$74,027	$89,216
Equipment lease with Hewlett Packard Financial Services, bearing interest at 10.00%, payable in monthly installments of $1,269, including interest, through October 12, 2014. The lease was paid off in June 2012 and the Company exercised equipment purchase option.	—	41,164
Principal balance	598,241	1,025,006
Less: current maturities	(426,065)	(504,624)
Total Long-Term Maturities	$172,176	$520,382

Future minimum lease payments under the capital lease obligations, as of September 30, 2012 are as follows:

For the Nine Months Ending September 30,	Amount
2013	$457,049
2014	114,156
2015	50,542
2016	25,272
2017	—
Total minimum lease payments	647,019
Less: amount representing interest, with interest rates varying from 3.7 % to 14.4%	(48,778)
Present Value of Minimum Lease Payments	$598,241

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 7 - Capital Leases (continued)

As of September 30, 2012 and 2011, the gross amount of property and equipment and related accumulated recorded under capital leases were as follows:

	2012	2011
MRI Equipment under capital leases	$1,602,714	$2,995,670
Less: accumulated depreciation	(995,823)	(1,344,389)
Total	$606,891	$1,651,281

 Note 8 - Long-Term Debt

At September 30, 2012 and 2011, long-term debt consisted of the following:

	2012	2011
Note Payable to Key Equipment Finance, Inc., bearing interest at 8%, payable in 24 monthly installments of $66,031 including interest starting July 2010.	$—	$574,952
Note Payable to First Insurance Funding, bearing interest at 2.62% payable in monthly installments of approximately $5,702 including interest, through March 2011.	—	17,031
Note Payable to First Insurance Funding, bearing interest at 2.59% payable in monthly installments of approximately $48,687 including interest, through March 2012.	—	289,925
Note Payable to First Insurance Funding, bearing interest at 2.59% payable in monthly installments of approximately $4,835 including interest, through December 2012.	$14,440	$—

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 8 - Long-Term Debt (continued)

	2012	2011
Note Payable to First Insurance Funding, bearing interest at 2.59% payable in monthly installments of approximately $52,042 including interest, through December 2012.	$103,747	$—
Principal balance	118,187	881,908
Less: current portion	(118,187)	(881,908)
Long-Term Portion	$—	$—

Note 9 - Commitments and Contingencies

Operating Lease Commitments

The Company leases all office facilities and certain diagnostic and office equipment under operating leases that expire at various dates through February, 2021. Certain operating leases provide the Company with the option to renew for additional periods. Where operating leases contain escalation clauses, rent abatements and/or concessions, such as rent holidays and landlord or tenant incentives or allowances, they are applied in the determination of straight-line rent expense over the lease term. Leasehold improvements made at inception or during the lease term are amortized over the shorter of the asset life or the lease term.

Approximate future minimum lease payments under operating leases, excluding common area and real estate tax reimbursements, are as follows:

For the Nine Months Ending September 30,	Facilities Leases	Equipment Leases
2013	$2,571,721	$17,917
2014	1,904,508	12,270
2015	1,814,807	12,270
2016	1,833,867	3,068
2017	1,664,574	—
Thereafter	2,087,253	—
Total Minimum Obligations	$11,876,730	$45,525

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

 Note 9 - Commitments and Contingencies (continued)

Operating Lease Commitments (continued)

Rent expense for facilities amounted to $1,751,998 and $1,575,983 for the nine months ended September 30, 2012 and 2011, respectively.

Equipment rental expense for the nine months ended September 30, 2012 and 2011 amounted to $124,937 and $73,644, respectively.

Employment Agreements

The Company enters into employment agreements with certain key employees from time-to-time. These agreements last for 2-3 years, are terminable by either party for any reason and may provide for a guaranteed inflationary adjustment to base salary and/or for discretionary bonuses. These agreements contain a covenant not-to compete, which restricts employment after voluntary/involuntary termination from the Company. The length of the covenant not-to compete is stated in the contract; however may be adjusted based on which party terminates the agreement.

Service Agreements

The Company is a party to various service agreements that provide for routine maintenance, upgrades and repairs on most of its diagnostic equipment. Some of these agreements cover periods of more than one year. Payment obligations under these agreements are as follows:

For the Nine Months Ending September 30,	Amount
2013	$809,933
2014	295,699
2015	245,738
2016	76,161
2017	26,160
Total Service Agreement Obligations	$1,453,691

Management Agreements

The Company entered into management agreements with multiple subsidiaries of FONAR (“FONAR Subsidiaries”) in which the Company provided sales services for two diagnostic imaging facilities. For the nine months ended September 30, 2012 and 2011, the Company earned $413,791 and $152,727, respectively.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 9 - Commitments and Contingencies (continued

Litigation

The Company is involved in various legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of such legal proceedings will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Zotec Litigation

The Company and Zotec Partners, LLC (“Zotec”) signed an agreement in 2007, pursuant to which the Company would license Zotec’s radiology information system and Zotec would provide consultation and implementation services. The Company paid Zotec a deposit of $375,000 upon signing the agreement. The Company filed suit against Zotec in the Hamilton County, Indiana, Superior Court.. The suit alleges, among other things, Zotec’s materially false representations about the functionality of the software and of Zotec’s consulting capabilities, each of which the Company relied upon in signing the agreement.

The Company is seeking a rescission of the agreement, a return of its deposit, along with accumulated interest, actual and punitive damages.

In 2008, the Company wrote-off its $375,000 deposit. In January 2012, the Company and Zotec reached a settlement, whereby the Company paid Zotec $42,000.

Tricat Litigation

On March 20, 2009, the former owners of Tricat filed a lawsuit against the Company in the Superior Court of New Jersey, Middlesex County, alleging among other things, the Company did not fulfill certain post-closing covenants. This suit was settled out of court in favor of the Company, with the former owners releasing the full escrow balance, plus an additional amount, totaling $900,000 in June 2011. These funds were applied against a receivable amount that is reflected as an asset in discontinued operations as of December 31, 2010 , as well as additional income of $438,845 recorded in June 2011 within discontinued operations.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 9 - Commitments and Contingencies (continued)

Midtown Litigation

On July 3, 2008, the Company acquired 100% of the equity of Midtown Imaging, LLC in exchange for cash payments to the sellers totaling $39,000,000, of which $3,000,000 was placed in an escrow account, an assumption of a subordinated promissory note held by Midtown Imaging, P.A. in the amount of $4,000,000 and assumption of certain other liabilities.

On January 14, 2010, the Company was sued by Midtown Imaging, P.A. for alleged breach of a Guaranty agreement in connection with the $4,000,000 promissory note held by Midtown Imaging, P.A. from Midtown Imaging, LLC. The Company settled the allegations in 2011 and reduced the promissory note’s value to $1,000,000 in exchange for releasing their claim to the escrow. In March 2011, the Company recorded a $3,000,000 reduction in the notes carrying value as an increase to other income from discontinued operations and paid the $1,000,000 amount in full in December 2011.

Carecore Litigation

The complaint alleged an illegal horizontal conspiracy among a group of radiologists to preclude their competitors, including the Company, from providing outpatient medical diagnostic imaging services to patients residing in various counties in New York City, Long Island and Westchester. In particular, this case concerned the actions of CareCore (“CCN”) and its principals. CCN is owned and controlled by a group of competing diagnostic imaging providers located throughout New York. CCN has entered into exclusive agreements with the largest health care insurance plans in New York City, Long Island and Westchester -- including Oxford Healthcare, Aetna/.S. Healthcare, GHI, Healthfirst, Healthnet, HIP, and United Healthcare -- to manage radiology benefits for their subscribers.

Pursuant to its exclusive contracts with these commercial payers, CCN "certifies” or approves diagnostic imaging providers for admission into the payer physician networks which it controls. In this manner, CCN controls imaging providers' ability to obtain health insurance reimbursement from the health plans with which CCN contracts. Diagnostic imaging providers in New York City, Long Island and Westchester not receiving CCN certification are thus precluded from servicing patients who have their imaging services reimbursed by these dominant, commercial health insurance plans.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

 Note 9 - Commitments and Contingencies (continued)

Carecore Litigation (continued)

During 2010, the Company alleged, by commencing litigation, that CCN and its owner-providers allocated the market for diagnostic imaging services in New York City, Long Island and Westchester among themselves by boycotting competing imaging providers' access to the networks CCN controls. The Company alleged that CCN has further allocated the market for such services by "steering" patient referrals towards its owner-providers and away from non-CCN-owned providers that are "admitted" to the CCN-controlled networks. The Company alleges that CCN's conduct is illegal and has yielded anticompetitive effects in the market for imaging services, notably by reducing the output and quality of such services and by hampering innovation by imaging providers.

During 2010, the Company won a judgment which was appealed by CCN. On March 8, 2012, the Company settled the litigation with CCN. The financial terms of the settlement are subject to a confidentiality agreement. Under the terms of the settlement the amount paid by CareCore was received in full as of May 15, 2012. In accordance with ASC 855-10-15, the resolution of a gain contingency after the balance sheet date but before issuance of the financial statements should be considered a nonrecognized subsequent event and therefore the gain has been recorded in 2012, net of related legal fees and other expenses resulting from the settlement. This net gain is included in other income in the nine months ended September 30, 2012 consolidated statement of operations.

Embarcadero Open MRI Litigation

The Company was found to be in violation relating to a breach of contract in connection with a facility acquired by BMC prior to BMC’s acquisition by the Company. The Company was found to owe $354,000 plus interest of 10% per year as well as the possibility of legal fees. The debt of $354,000 is included within the liabilities of discontinued operations and three and twelve months of interest have been recorded and included in the results of operations for discontinued operations for the years ended December 31, 2010 and 2011, respectively. This amount, plus accrued interest, was paid in full in August 2012.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 9 - Commitments and Contingencies (continued)

Significant Risks and Uncertainties

The Company receives reimbursements from Medicare, Medicaid, private insurance, no fault and workers’ compensation carriers, self-pay and other third-party payors. The health care industry is experiencing the effects of the federal and state governments’ trend toward cost containment, as government and other third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with providers. The cost-containment measures, consolidated with the increasing influence of managed-care payors and competition for patients, have resulted in reduced rates of reimbursement for services provided by the Company from time to time. The Company’s future revenues and results of operations may be adversely impacted by future reductions in reimbursement rates.

While the Company has prepared certain estimates of the impact of the above discussed changes and proposed changes, it is not possible to fully quantify their impact on its business. There can be no assurance that the impact of these changes will not be greater than estimated or that any future health care legislation or reimbursement changes will not adversely affect the Company’s business.

Note 10 - Income Taxes

The Company and all of its subsidiaries are organized as limited liability companies and the Company is treated as a partnership for income tax purposes. As such, the Company will pay no federal or state income taxes; rather its income or loss will be taxed directly to its members. Accordingly, no provision for federal or state income taxes is included in the accompanying consolidated financial statements. The Managing Member has concluded that the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company was to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.

In connection with the NYCUBT, deferred tax assets and liabilities are provided based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 10 - Income Taxes (continued)

The Managing Member’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof, as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2011. The Company is subject to New York City Unincorporated Business Tax (“NYCUBT”) based on income apportioned to New York City. However, due to the net loss experienced in 2011 and 2010, the amount was deemed to be immaterial.

Note 11 - Related Party Transactions

Pursuant to its Amended and Restated Limited Liability Company Agreement (the "Operating Agreement"), the Company may be required to pay Blackfin Capital, LLC ("Blackfin") a monthly management fee for services provided on its behalf.  The Company's Managing Member is a member of Blackfin. Services may include, but are not limited to, executive management, merger and acquisition consultation, advising the Company on its capital structure and raising capital. Pursuant to the Operating Agreement, the management fee may be increased or decreased at the sole discretion of the Managing Member. For the periods’ presented, a monthly fee of $50,000 was charged to the Company with an annual bonus of approximately $281,000.

Note 12 - Discontinued Operations

In accordance with ASC topic 360 (formerly SFAS 144), the Company has elected to classify the assets, liabilities and results of operations for Tricat, MTI, DTG, Hollywood, Dolphin and BMC as assets and liabilities held for sale and as a discontinued operation in the accompanying consolidated financial statements.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 12 - Discontinued Operations (continued)

Assets and Liabilities of Business held for Sale

The major categories of assets and liabilities held for sale or sold included in the consolidated balance sheet at September 30, 2012 and 2011 are as follows:

	2012	2011
Assets Held For Sale
Accounts receivable, net *	$720,437	$3,631,944
Escrow receivable from sale of MTI/DTG	3,000,000	3,000,000
Prepaid expenses and other current assets	—	378,425
Property, plant and equipment - net	—	2,469,942
Amortizable intangible assets - net, including goodwill of $-- and $1,541,176, respectively	—	11,936,177
Other assets	32,780	172,301
Total Assets Held for Sale	$3,753,217	$21,588,789
Liabilities Held for Sale
Obligations under capital leases	$—	$40,908
Obligations under debt	—	1,354,794
Accounts payable and accrued expenses	374,396	2,055,306
Total Liabilities Held for Sale	$374,396	$3,451,008

*	On December 15, 2011, the Company sold substantially all of the physical assets of the BMC facilities, excluding the medical receivables and San Jose Medical group and California Ultra Sound facilities.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 12 - Discontinued Operations (continued)

Statement of Operations of Discontinued Operations

The following results of operations are presented as a loss from a discontinued operation in the consolidated statements of operations.

	2012	2011
Patient Revenue	$(188,813)	$12,541,341
Operating Expenses
Costs of medical services	6,916	3,476,526
Salaries and related costs	109,576	2,337,320
Facilities cost	71,167	1,305,000
Equipment lease expense and service	68,423	1,666,977
Travel, entertainment and marketing costs	3,339	200,666
Other clinic operating costs	675,970	1,721,804
Total Operating Expenses.	935,391	10,708,293
(Loss) Income from Operations	(1,124,204)	1,833,048
Interest income	—	24
Other income	(600)	2,799,504
Interest expense	(23,245)	(210,500)
Total Other (Expense) Income	(23,845)	2,589,028
(Loss) Income from Discontinued Operations	$(1,148,049)	$4,422,076

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 12 - Discontinued Operations (continued)

Accounts Receivable, Net

All of the accounts receivable classified as Assets Held for Sale are receivable from healthcare payors. The amounts presented are at net realizable value at September 30, 2012 and 2011.

The breakdown of accounts receivable, net, at September 30, 2012 and 2011, is as follows:

September 30, 2012	Receivables Due from Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$720,437	$—	$720,437

September 30, 2011	Receivables Due from Healthcare Payors	Receivables Due under Management Agreements	Total Accounts Receivable - Net
Accounts receivable, net of contractual allowances	$3,631,944	$—	$3,631,944

Property and Equipment, Net

Property and equipment, net, consist of the following at September 30, 2011:

	Estimated Useful Life	2011
Fixtures	5 to 7 years	$173,552
Diagnostic equipment	5 to 7 years	3,940,196
Leasehold improvements	5 to 10 years	862,660
Computer and billing system	3 to 5 years	98,245
		5,074,653
Less: Accumulated depreciation		(2,645,709)
Property and Equipment, Net		$2,428,944

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 12 - Discontinued Operations (continued)

Capital Leases

Obligations under capital leases in connection with the purchase of property and equipment for those facilities classified as assets of discontinued operations are as follows:

Lessee	2012	2011
Equipment lease with CCA Financial for the facility located in San Rafael, California. Lease provides for 24 monthly payments of $10,344, including interest of 9.22% through January 1, 2012. At termination of the lease, equipment purchase option is $1.	$—	$40,908
Principal balance	—	40,908
Less: current maturities	—	(40,908)
Total Long-Term Maturities	$—	$—

Long-Term Debt

On July 3, 2008, the Company entered into a $30 million senior secured credit facility (the “Credit Facility”) which was paid off in full at the closing of the BMC Divestiture. The Credit Facility was structured as a $30 million revolving credit facility maturing on July 3, 2011 however several forbearance agreements allowed the debt to remain current through the date of the BMC divestiture. The Company drew down the entire $30 million on the Credit Facility to fund the MTI acquisition. The Company recorded approximately $1,050,000 in fees and expenses related to the Credit Facility, which were written off as part of the MTI/DTG divestiture.

The Credit Facility was available for loans denominated in U.S. dollars and for letters of credit. Borrowings under the Credit Facility bore interest, at the Company’s option, at either a base rate plus an applicable margin, ranging from 2.0% to 3.25% per annum, or the LIBOR rate plus an applicable margin, ranging from 3.00% to 4.25% per annum, based on the Company’s total leverage ratio as defined in the Credit Facility at the time of borrowing. The base rate was effectively the Prime Rate. There was also a commitment fee on the unused portion of the Credit Facility from 0.375% to 0.50% per annum, based on the Company’s total leverage ratio as defined in the Credit Facility. The Company entered in a swap agreement on March 18, 2009 that was paid off at the closing of the MTI/DTG divestiture that fixed the floating aspect of the interest rate associated with the Credit Facility described above at 1.59%.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 12 - Discontinued Operations (continued)

Long-Term Debt (continued)

The Credit Facility contained various limitations, including limitations on changes in business, mergers, acquisitions, asset sales, liens, operating leases, investments and guaranty obligations, restricted payments, financial covenants, restrictive agreements, transactions with affiliates, plan terminations and minimum funding, amendment of acquisition documents and anti-terrorism laws. The Company was not in compliance with the terms of the agreement and avoided default through a forbearance agreement with the bank.

At September 30, 2012 and 2011, long-term debt consisted of the following:

	2012	2011
Credit Facility with KeyBank National Association expiring July 3, 2011. Significant terms are discussed above.	$—	$—
Note Payable to Embarcadero Open MRI, Inc. non-interest bearing, payable in quarterly installments, through September 30, 2010. Payments are calculated as 15% of certain prescribed actual collections over a predetermined threshold with a balloon at the end of a five-year term. The note is collateralized by substantially all of the assets of the Company’s California reporting unit.	—	354,388
Note Payable to Bank of America, bearing interest at 8.27%, payable in monthly installments of $408, through November 2011.	—	406
Unsecured, non-interest bearing subordinated note payable to Robert D. Burke, M.D., a former owner of MTI.	—	1,000,000
Current Principal Balance	$—	$1,354,794

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 12 - Discontinued Operations (continued)

Operating Lease Commitments

Approximate future minimum lease payments under operating leases for the facilities whose assets are being held for sale, excluding common area and real estate tax reimbursements, are as follows:

For the Twelve Months Ending September 30,	Facilities Leases
2013	$68,803

Rent expense for the above facilities amounted to approximately $-- and $901,102 for the nine months ending September 30, 2012 and 2011, respectively, and is a component of loss on discontinued operations.

Equipment rental expense for the nine months ended September 30, 2012 and 2011 amounted to approximately $62,337 and $1,002,627, respectively, and is a component of loss on discontinued operations.

Note 13 - HD Ultrasound

Upon completion of the BMC divestiture, the Company created HD Ultrasound, LLC (“HDU”) as the operator of the business that was not included in the sale consummated on December 15, 2011. In addition, the Company entered into an agreement with HDU to provide collections services for the accounts receivable balance for the business that was sold as part of the same transaction. As of December 31, 2011 HDU was owned equally by both the Company and the former Vice President of Operations for California (“VP-CA”). The VP-CA funded his contribution to HDU by foregoing his profits percentage within the Company. On January 15, 2012, an unrelated party purchased 20% interest in HDU. As of September 30, 2012, HDU was owned 40% by the Company, 40% by the VP-CA and 20% by unrelated investor.

The operations of HDU are consolidated with Health Diagnostics LLC for financial reporting. For the nine months ended September 30, 2012, 100% of the results of HDU are included within continuing operations.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 14 – Members’ Equity

Pursuant to the operating agreement, the member capital accounts are to comply with Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. Net profit or loss for each taxable year (or portion thereof) shall be allocated (after any special allocations or required tax allocations) in such a manner so as to cause the capital account balance of such member at the beginning of such period, adjusted for all contributions and distributions during such period (and any special allocations or required tax allocations) to equal as nearly as possible the capital account balance that such member would receive upon the distribution of proceeds from a hypothetical sale of all Company assets at book value after the satisfaction of all Company liabilities according to the terms of such debt. No loss or deduction shall be allocated to any member to the extent that such allocation would cause or increase an adjusted capital account deficit of such member.

The Company’s restated operating agreement provides for, in the event of the sale or liquidation of the Company, any cash proceeds must first be applied against the unreturned capital contribution made by the contributing member plus a return based on the London Interbank Offered Rate, which in aggregate totaled $130 million and $128 million as of September 30, 2012 and 2011, respectively.

Since inception, the Company has granted profit interest units to certain executive management with the intent of management holding approximately 15% of the future profits of the Company in excess of the preference noted above. At September 30, 2012 and 2011, these units entitle the executives to share in approximately 15% and 3% of future profits, respectively. During 2011 and 2010, key employees left the Company as a result of the divestitures and their profit interest units were forfeited. The Company made a series of grants to executives effective January 1, 2012 whereby management now holds 15% of future profits. The value of these units at date of each grant was nominal.

Note 15 - Acquisitions

Acquisitions

On March 22, 2012 the Company acquired the assets of a MRI/CT suite located in Plainview, New York for a cost of $760,375. Adjacent to the MRI/CT suite is a womens’ center containing modalities specific to womens’ diagnostic imaging - mammography, ultrasound as well as a bone density scanner. The Company acquired the mammography and ultrasound machine at a cost of $160,000 and $38,726, respectively and negotiated a new lease with the landlord for both suites. Management agreements have been put in place for both suites with the prior professional corporation effective May 15, 2012.

HEALTH DIAGNOSTICS, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

Note 15 – Acquisitions (continued)

Acquisitions (continued)

On May 9, 2012 the Company acquired an MRI and CT in lower Manhattan for $1,050,000. The Company assumed the lease of the prior tenant and immediately placed a deposit of $150,000 with the landlord.

Note 16 - Subsequent Events

On March 5, 2013, the Company agreed to sell either the assets or their equity interests in 14 centers in New York and Florida, as well as the Company’s headquarters, for approximately $34,400,000 to FONAR Corporation.  The purchase price was paid in cash and transferred immediately upon closing.  Assets included all rights in outstanding patient and management fee receivables, as well as all in-service fixed assets.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On February 13, 2013 the HMCA entered into an agreement with outside investors to acquire a 50.5% controlling interest in a newly formed limited liability company, Health Diagnostics Management, LLC (HDM). During March 2013 HMCA contributed $20,200,000 to HDM and the group of outside investors contributed $19,800,000 for its non-controlling membership interest.

To fund HMCA’s capital contribution Fonar borrowed a total of $14 million from a bank in the form of a term loan aggregating $11 million and a revolving credit loan aggregating $3 million. Fonar lent the proceeds from the loan to HMCA, together with additional cash, which HMCA used to make its capital contribution to HDM. The bank term loan is payable by Fonar in 60 consecutive monthly installments, commencing September 1, 2013. The revolving credit loan is due March 5, 2016. Fonar can prepay the loan in whole or in part in multiples of $100,000 at any time without penalty. All borrowings under the loan agreements are collateralized by substantially all of FONAR’s assets. The loan agreements also contain certain financial covenants that must be met on a periodic basis.

On March 5, 2013, HDM purchased from Health Diagnostics, LLC and certain of its subsidiaries (“HD”), a business managing twelve (12) Stand-Up® MRI Centers and two (2) other scanning centers located in the States of New York and Florida. The acquisition was accounted for using the purchase method in accordance with ASC 805, “Business Combinations”.

The following unaudited pro forma condensed consolidated financial information gives effect to the above described acquisition. The following unaudited pro forma condensed consolidated balance sheet combines the balance sheet of Fonar with HD as of September 30, 2012, as if the acquisition occurred on that date. The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Fonar with HD for the year ended June 30, 2012, and the three month period ended September 30, 2012, as if the acquisition of HD had been completed as of July 1, 2011.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended June 30, 2012 and the three months ended September 30, 2012 and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have occurred had the acquisition been completed as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of Fonar and HD included elsewhere in this report and in other reports and documents Fonar files with the United States Securities and Exchange Commission.

Fonar Corporation

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

As of September 30, 2012

	FONAR	HD	PRO FORMA ADJUSTMENTS		PRO FORMA TOTAL
ASSETS	(a)	(b)
Current Assets:
Cash & cash equivalents	$12,904,828	$30,781,223	$(30,781,223	)(c)	$6,704,828
			(6,200,000	)(f)
Accounts Receivable - net	4,910,356	0			4,910,356
Accounts Receivable - related party	89,822	0			89,822
Management and other fees receivable - net	4,282,489	15,387,520	(1,313,673	)(c)	18,356,336
Management and other fees receivable - related medical practices -net	1,708,587	0			1,708,587
Costs and estimated earnings in excess of billings of uncompleted contracts	1,159,057	0			1,159,057
Inventories	2,517,148	0			2,517,148
Current portion of notes receivable - net	117,166	0			117,166
Assets of discontinued operations	0	3,753,217	(3,753,217	)(c)	0
Prepaid expenses and other current assets	201,992	1,521,837	(1,239,353	)(c)	484,476
Total Current Assets	27,891,445	51,443,797	(43,287,466)		36,047,776
Property and equipment - Net	3,123,138	7,751,512	9,721,489	(g)	18,035,788
			(2,560,351	)(c)
Notes Receivable	241,427	0			241,427
Goodwill	0	35,900,000	(35,900,000	)(c)	1,231,529
			1,231,529	(g)
Other intangible assets - net	3,716,311	0	9,400,000	(g)	13,116,311
Other assets	490,150	575,750			1,065,900
Total Assets	$35,462,471	$95,671,059	$(61,394,799)		$69,738,731

     See accompanying notes to pro forma unaudited condensed financial statements

Fonar Corporation

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

As of September 30, 2012

(Continued)

	FONAR	HD	PRO FORMA ADJUSTMENTS		PRO FORMA TOTAL
LIABILITIES AND STOCKHOLDERS’ EQUITY	(a)	(b)
Current Liabilities:
Current portion of long-term debt and capital leases	$1,658,363	$544,252	$(240,168	)(c)	$1,962,447
Accounts payable	2,211,559	3,488,698	(3,488,698	)(c)	2,211,559
Other current liabilities	8,001,377	0			8,001,377
Unearned revenue on service contracts	5,619,521	0			5,619,521
Unearned revenue on service contracts - related parties	82,500	0			82,500
Customer advances	3,897,679	0			3,897,679
Liabilities of discontinued operations	0	374,396	(374,396	)(c)	0
Income taxes	25,000	0			25,000
Total Current Liabilities	21,495,999	4,407,346	(4,103,262)		21,800,083
Long-Term Liabilities:
Accounts payable, non current	24,800	0			24,800
Due to related medical practices	230,914	0			230,914
Long-term debt and capital leases, less current portion	706,301	172,176	14,000,000	(d)	14,878,477
Other Liabilities	389,993	0			389,993
Total Long-Term Liabilities	1,352,008	172,176	14,000,000		15,524,184
Total Liabilties	22,848,007	4,579,522	9,896,738		37,324,267
Stockholders' Equity:
Class A non-voting preferred stock	31	—			31
Preferred stock	—	—			—
Common Stock	590	—			590
Class B Common Stock	—	—			—
Class C Common Stock	38	—			38
Paid-in capital in excess of par value	174,084,007	—			174,084,007
Accumulated othr comprehensive loss	(18,309)	—			(18,309)
(Accumulated deficit)/Members Interest	(166,882,014)	89,565,170	(91,091,537	)(c)	(168,408,381)
Notes receivable from employee stockholders	(68,839)	—			(68,839)
Treasury stock, at cost	(675,390)	—			(675,390)
Non controlling interest	6,174,350	1,526,367	19,800,000	(e)	27,500,717
Total Stockholders' Equity	12,614,464	91,091,537	(71,291,537)		32,414,464
Total Liabilities and Stockholders' Equity	$35,462,471	$95,671,059	$(61,394,799)		$69,738,731

     See accompanying notes to pro forma unaudited condensed financial statements

Fonar Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

For the year ended June 30, 2012

	FONAR	HD	PRO FORMA ADJUSTMENTS		PRO FORMA TOTAL
REVENUES	(a)	(b)
Product sales - net	$6,922,464	$0			$6,922,464
Service and repair fees - net	11,674,541	0	$(1,170,000	)(c)	10,504,541
Service and repair fees - related parties - net	110,000	0			110,000
Management and other fees - related medical practices - net	6,677,138	0			6,677,138
Management and other fees - net	14,060,275	19,451,425	(1,929,802	)(c)	31,581,898
Patient fee income	0	12,929,360			12,929,360
TOTAL REVENUES - NET	39,444,418	32,380,785	(3,099,802)		68,725,401
COST AND EXPENSES
Costs related to product sales	5,387,923	0			5,387,923
Costs related to service and repair	3,453,116	0	(1,170,000	)(c)	2,283,116
Costs related to service and repair - related parties	32,536	0			32,536
Costs related to management and other fees - related medical practices	3,588,282	0			3,588,282
Costs related to management and other fees	8,733,823	14,113,062	(105,000	)(c)	22,125,321
			(616,564	)(e)
Costs related to patient fees	0	9,853,101	(747,719	)(e)	9,105,382
Research and development expenses	1,242,656	0			1,242,656
Selling, general and administrative expenses	8,749,090	6,746,494	(1,824,802	)(c)	14,461,305
			(709,578	)(e)
			1,500,101	(f)
Goodwill Impairment	0	16,809,844			16,809,844
Provision for bad debts	1,050,442	0			1,050,442
TOTAL COST AND EXPENSES	32,237,868	47,522,501	(3,673,562)		76,086,807
INCOME/(LOSS) FROM OPERATIONS	7,206,550	(15,141,716)	573,760		(7,361,406)
OTHER INCOME AND (EXPENSES)
Other income (expense)	45,056	(1,115,975)			(1,070,919)
Interest income	243,254	17,760			261,014
Interest expense	(478,663)	(85,257)	(642,500	)(d)	(1,206,420)
INCOME BEFORE PROVISION FOR INCOME TAXES	7,016,197	(16,325,188)	(68,740)		(9,377,731)
Provision for Income Taxes	141,125	0	0		141,125
NET INCOME/(LOSS)	6,875,072	(16,325,188)	(68,740)		(9,518,856)
NET INCOME/(LOSS) - Non Controlling Interests	(1,098,592)	(397,616)	(8,277,788	)(g)	(9,773,996)
NET INCOME/(LOSS) - Controlling Interests	$5,776,480	$(16,722,804)	$(8,346,528)		$(19,292,852)

     See accompanying notes to pro forma unaudited condensed financial statements

Fonar Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

For the year ended June 30, 2012

(Continued)

	FONAR	HD	PRO FORMA ADJUSTMENTS	PRO FORMA TOTAL
	(a)	(b)
Net Income/(Loss) Available to Common Stockholders	$5,392,211			$(19,292,852)
Net Income/(Loss) Available to Class A Non Voting Preferred Stockholders	$286,406			$0
Net Income/(Loss) Available to Class C Common Stockholders	$97,863			$0
Basic Net Income/(Loss) Per Common Share Available to Common Stockholders	$0.93			$(3.34)
Diluted Net Income/(Loss) Per Common Share Available to Common Stockholders	$0.91			$(3.34)
Basic and Diluted Income/(Loss) Per Share - Common C	$0.26			$0.00
Weighted Average Basic Shares Outstanding - Common Stockholder	5,778,695			5,778,695
Weighted Average Diluted Shares Outstanding - Common Stockholder	5,906,199			5,906,199
Weighted Average Basic Shares Outstanding - Class C Common	382,513			382,513
Weighted Average Diluted Shares Outstanding - Class C Common	382,513			382,513

     See accompanying notes to pro forma unaudited condensed financial statements

Fonar Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

For the three months ended September 30, 2012

			PRO FORMA			PRO FORMA
	FONAR	HD	ADJUSTMENTS			TOTAL
REVENUES	(a)	(b)
Product sales - net	$1,040,450	$0	$			$1,040,450
Service and repair fees - net	2,708,583	0		(292,500	)(c)	2,416,083
Service and repair fees - related parties - net	27,500	0				27,500
Management and other fees - related medical practices - net	1,964,986	0				1,964,986
Management and other fees - net	3,769,364	7,070,703		(37,500	)(c)	10,338,436
				(464,131	)(c)
Patient fee income	0	3,406,574				3,406,574
TOTAL REVENUES - NET	9,510,883	10,477,277		(794,131)		19,194,029
COST AND EXPENSES
Costs related to product sales	1,055,785	0				1,055,785
Costs related to service and repair	865,501	0		(292,500	)(c)	573,001
Costs related to service and repair - related parties	8,787	0				8,787
Costs related to management and other fees - related medical practices	816,930	0				816,930
Costs related to management and other fees	2,171,207	3,531,445		(37,500	)(c)	5,374,879
				(290,273	)(e)
Costs related to patient fees	0	2,480,552				2,480,552
Research and development expenses	329,628	0				329,628
Selling, general and administrative expenses	2,211,748	2,665,510		(464,131	)(c)	4,652,894
				40,942	(e)
				198,825	(f)
Goodwill impairment	0	16,809,844				16,809,844
Provision for bad debts	175,000	0				175,000
TOTAL COST AND EXPENSES	7,634,586	25,487,351		(844,637)		32,227,300
INCOME/(LOSS) FROM OPERATIONS	1,876,297	(15,010,074)		50,506		(13,083,271)
OTHER INCOME AND (EXPENSES)
Gain from legal settlement	0	21,952,581				21,952,581
Other income (expense)	(9,290)	(221,669)				(230,959)
Interest income	59,174	18,807				77,981
Interest expense	(76,447)	(12,631)		(160,625	)(d)	(249,703)
INCOME BEFORE PROVISION FOR INCOME TAXES	1,849,734	6,727,014		(110,119)		8,466,629
Provision for Income Taxes	71,500	0				71,500
NET INCOME	1,778,234	6,727,014		(110,119)		8,395,129
NET INCOME - Non Controlling Interests	(326,290)	(81,798)		(3,289,382	)(g)	(3,697,470)
NET INCOME - Controlling Interests	$1,451,944	$6,645,216		$(3,399,501)		$4,697,659

See accompanying notes to pro forma unaudited condensed financial statements

Fonar Corporation

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

For the three months ended September 30, 2012

(Continued)

	FONAR	HD	PRO FORMA ADJUSTMENTS	PRO FORMA TOTAL
	(a)	(b)
Net Income Available to Common Stockholders	$1,355,359			$4,385,166
Net Income Available to Class A Non Voting Preferred Stockholders	$71,987			$232,907
Net Income Available to Class C Common Stockholders	$24,598			$79,586
Basic Net Income Per Common Share Available to Common Stockholders	$0.23			$0.74
Diluted Net Income Per Common Share Available to Common Stockholders	$0.22			$0.73
Basic and Diluted Income Per Share - Common C	$0.06			$0.21
Weighted Average Basic Shares Outstanding - Common Stockholder	5,901,262			5,901,262
Weighted Average Diluted Shares Outstanding - Common Stockholder	6,028,766			6,028,766
Weighted Average Basic Shares Outstanding - Class C Common	382,513			382,513
Weighted Average Diluted Shares Outstanding - Class C Common	382,513			382,513

      See accompanying notes to pro forma unaudited condensed financial statements

FONAR CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION

On February 13, 2013 the Company entered into an agreement with outside investors to acquire a 50.5% controlling interest in a newly formed limited liability company, Health Diagnostics Management LLC (HDM). During March 2013 the Company contributed $20,200,000 to HDM and the group of outside investors contributed $19,800,000 for its non-controlling membership interest.

To fund the greater portion of HMCA’s capital contribution Fonar borrowed a total of $14 million from a bank in the form of a term loan aggregating $11 million and a revolving credit loan aggregating $3 million. Fonar lent the proceeds from the loan to HMCA, together with additional cash, which HMCA used to make its capital contributions to HDM. The bank term loan is payable in 60 consecutive monthly installments, commencing September 1, 2013. The term loan bears interest at 4.75% per annum and is payable monthly. The revolving credit loan is due March 5, 2016. The Company can prepay the loan in whole or in part in multiples of $100,000 at any time without penalty. The revolving credit note bears interest at a rate of 4% per annum and is payable monthly. All borrowings under the loan agreements are collateralized by substantially all of the Company’s assets. The loan agreements also contain certain financial covenants that must be met on a periodic basis.

On March 5, 2013 HDM purchased from Health Diagnostics, LLC and certain of its subsidiaries (“HD”), and outside investors a business managing twelve (12) Stand-Up® MRI Centers and two (2) other scanning centers located in the States of New York and Florida. In connection with the consummation of the acquisition, HDM entered into other agreements, including consulting and non-competition agreements.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of HD as if the transactions had occurred on June 30, 2012. The pro forma adjustments to the condensed consolidated statements of operations for the year ended June 30, 2012 and the three months ended September 30, 2012 give effect to the acquisition of HD as if the transactions had occurred on June 30, 2011.

Balance Sheet – September 30, 2012

a.	Derived from the unaudited balance sheet of Fonar as of September 30, 2012.
b.	Derived from the unaudited balance sheet of HD as of September 30, 2012.
c.	Represents certain assets and liabilities excluded from acquisition.
d.	Represents proceeds from bank borrowing aggregating $14 million.
e.	Represents capital contributions by outside investors of its non-controlling membership interest in HDM.
f.	Represents cash aggregating $6,200,000 utilized by Fonar in connection with the acquisition.
g.	Reflects the acquisition of certain assets of HD including the interest of outside investors and agreements related to the acquisition.

The following table summarizes the estimated fair values of the assets and liabilities assumed.

Management fee and medical receivables	$14,073,847
Prepaid expenses and other current assets	282,484
Property and equipment	9,400,000
Intangible assets	575,750
Goodwill	14,912,650
Other assets	1,231,529
Long term debt	(476,260)
Net assets acquired	$40,000,000

The cost of the transaction was allocated to the tangible and intangible assets and liabilities assumed based on estimates of their respective fair values at the date of acquisition with the remaining unallocated purchase price recorded as goodwill. Management is responsible for the valuation of net assets and Management fee and medical receivables considered acquired and considered a number of factors when estimating the fair values and estimated useful lives of acquired assets and liabilities. The intangible assets, including customer relations, developed software and certain related agreements, but excluding goodwill, are being amortized on a straight-line basis over their weighted average lives for periods ranging from five to twenty years.

Statement of Operations – For the Three Months Ended September 30, 2012

  Derived from the unaudited statement of operations of Fonar for the three months September 30, 2012.
  Derived from the unaudited statement of operations of HD for the three months September 30, 2012.
  Reflects the elimination of intercompany transactions between Fonar and HD. Included in these amounts are intercompany charges of $292,500 for service contracts on certain MRI equipment, billing and collections fees of $464,131 and certain marketing charges of $37,500.
  Represents the interest on the term loan of $11,000,000 and the revolving line of credit of $3,000,000 which was borrowed as part of the purchase price.
  Represents the adjustment for depreciation on property and equipment acquired. Property and equipment acquired recorded at fair market value included the following – Diagnostic equipment valued at $13.4 million, Furniture and fixtures valued at $239,000, Computer hardware valued at $488,000 and Leasehold improvements valued at $762,000.
  To record amortization on intangible assets acquired.
  To record share of income allocated to non-controlling interest.

Statement of Operations – Year Ended June 30, 2012

  Derived from the audited statement of operations of Fonar for the year ended June 30, 2012
  Derived from the unaudited statement of operations of HD for the year ended June 30, 2012.
  Reflects the elimination of intercompany transactions between Fonar and HD financial results. Included in these amounts are intercompany charges of $1,170,000 for service contracts on certain MRI equipment, billing and collections fees of $1,824,802 and certain marketing charges of $105,000.
  Represents the interest on the term loan of $11,000,000 and the revolving line of credit of $3,000,000 which was borrowed as part of the purchase price.
  Represents the adjustment for depreciation on property and equipment acquired. Property and equipment acquired, recorded at fair market value includes the following – Diagnostic equipment valued at $13.4 million, Furniture and fixtures valued at $239,000, Computer hardware valued at $488,000 and Leasehold improvements valued at $762,000.
  f. To record amortization on intangible assets acquired.
  To record share of income allocated to non-controlling interest.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

By: /s/ Raymond Damadian

Raymond Damadian

President and Chairman

Dated: May 20, 2013